ASSET PURCHASE AGREEMENT
by and among
Concert Group Logistics, Inc.,
Express-1 Expedited Solutions, Inc.,
Concert Group Logistics, LLC,
Daniel Para, Gerald H. Post, Efrain Maldonado, John M. Musolino,
and the Members party hereto
Dated January 31, 2008

TABLE OF CONTENTS

Page
1. Definitions and Usage	4
1.1 Definitions	4
1.2 Usage	14
2. Sale and Transfer of Assets; Closing	15
2.1 Assets to be Sold	15
2.2 Excluded Assets	16
2.3 Consideration	16
2.4 Liabilities	17
2.5 Allocation	57
2.6 Closing	19
2.7 Closing Obligations	19
2.8 Earn Out Amount	21
2.9 Post Closing Adjustments	22
2.10 Consents	22
3. Representations and Warranties of Seller and Members	23
3.1 Organization and Good Standing	23
3.2 Enforceability; Authority; No Conflict	23
3.3 Capitalization	24
3.4 Financial Statements	25
3.5 Books and Records	25
3.6 Sufficiency of Assets	25
3.7 Description of Owned Real Property	25
3.8 Description of Leased Real Property	25
3.9 Title to Assets; Encumbrances	26
3.10 Condition of Assets	26
3.11 Accounts Receivable	26
3.12 Inventories	26
3.13 No Undisclosed Liabilities	26
3.14 Taxes	27
3.15 No Material Adverse Change	28
3.16 Employee Benefits	28
3.17 Compliance with Legal Requirements; Governmental Authorizations	31
3.18 Legal Proceedings; Orders	32
3.19 Absence of Certain Changes and Events	33
3.20 Contracts; No Defaults	34
3.21 Insurance	36
3.22 Environmental Matters	37
3.23 Employees	38
3.24 Labor Disputes; Compliance	39
3.25 Intellectual Property Assets	40
3.26 Compliance with the Foreign Corrupt Practices Act and Export Control and Anti-Boycott Laws	41

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Page
3.27 Relationships with Related Persons	42
3.28 Brokers or Finders	42
3.29 Securities Law Matters	43
3.30 Solvency	43
4. Representations and Warranties of Buyer	43
4.1 Organization and Good Standing	43
4.2 Authority; No Conflict	43
4.3 Certain Proceedings	44
4.4 Brokers or Finders	44
4.5 Solvency	44
5. Covenants of Seller Prior to Closing	45
5.1 Access and Investigation	45
5.2 Operation of the Business of Seller	45
5.3 Negative Covenant	46
5.4 Required Approvals	47
5.5 Notification	47
5.6 No Negotiation	47
5.7 Best Efforts	47
5.8 Change of Name	57
5.9 Payment of Liabilities	48
6. Covenants of Buyer Prior to Closing	48
6.1 Required Approvals	48
6.2 Best Efforts	48
7. Conditions Precedent to Buyer’s Obligation to Close	48
7.1 Accuracy of Representations	48
7.2 Seller’s Performance	48
7.3 Consents	48
7.4 Additional Documents	49
7.5 No Proceedings	49
7.6 No Conflict	49
7.7 Financial Statements	49
7.8 Lease Agreement	50
7.9 Governmental Authorizations	50
7.10 Employees	50
7.11 AMEX Approval	50
8. Conditions Precedent to Seller’s Obligation to Close	50
8.1 Accuracy of Representations	50
8.2 Buyer’s Performance	50
8.3 Additional Documents	51
9. Termination	51
9.1 Termination Events	51
9.2 Effect of Termination	51
10. Additional Covenants	52
10.1 Employees and Employee Benefits	52
10.2 Payment of all Taxes Resulting from Sale of Assets by Seller	53
10.3 Payment of Other Retained Liabilities	53

ii

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ASSET PURCHASE AGREEMENT
This Asset Purchase Agreement (“Agreement”) is dated January 31, 2008, by and among Concert Group Logistics, Inc., a Delaware corporation (“Buyer”), Express-1 Expedited Solutions, Inc., a Delaware corporation (“Parent”); Concert Group Logistics, LLC, an Illinois limited liability company (“Seller”); Daniel Para, a resident of Illinois (“Para”); Gerry Post, a resident of Illinois (“Post”); Efrain Maldonado, a resident of Illinois (“Maldonado”); John Musolino, a resident of Illinois (“Musolino”) (Para, Post, Maldonado, and Musolino are referred to herein as the “Principals”); Dan Para Investments, LLC, a Delaware limited liability company (“Para Investments”); the Gerald H. Post Trust dated October 12, 2006 (“Post Trust”); and the John M. Musolino Revocable Trust dated January 9, 2003 (“Musolino Trust”) (Maldonado, Para Investments, Post Trust and Musolino Trust are referred to herein as the “Members”).
RECITALS
The Members own one hundred percent of the issued and outstanding membership interests of Seller. Seller desires to sell, and Buyer desires to purchase, the Assets of Seller for the consideration and on the terms set forth in this Agreement.
The parties, intending to be legally bound, agree as follows:
1. DEFINITIONS AND USAGE
     1.1 Definitions
     For purposes of this Agreement, the following terms and variations thereof have the meanings specified or referred to in this Section 1.1:
     “Accounts Receivable” — (a) all trade accounts receivable and other rights to payment from customers of Seller and the full benefit of all security for such accounts or rights to payment, including all trade accounts receivable representing amounts receivable in respect of goods shipped or products sold or services rendered to customers of Seller, (b) all other accounts or notes receivable of Seller and the full benefit of all security for such accounts or notes and (c) any claim, remedy or other right related to any of the foregoing.
     “AMEX” – the American Stock Exchange.
     “Appurtenances” — all privileges, rights, easements, and appurtenances belonging to or for the benefit of the Land, including all easements appurtenant to and for the benefit of any Land (a “Dominant Parcel”) for, and as the primary means of access between, the Dominant Parcel and a public way, or for any other use upon which lawful use of the Dominant Parcel for the purposes for which it is presently being used is dependent, and all rights existing in and to any streets, alleys, passages and other rights-of-way included thereon or adjacent thereto (before or after vacation thereof) and vaults beneath any such streets.
     “Assets” — as defined in Section 2.1.
     “Assignment and Assumption Agreement” — as defined in Section 2.7(a)(ii).
     “Assumed Liabilities” — as defined in Section 2.4(a).
     “Balance Sheet” — as defined in Section 3.4.

     “Best Efforts” — the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to achieve that result as expeditiously as possible, provided, however, that a Person required to use Best Efforts under this Agreement will not be thereby required to take actions that would result in a material adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions or to dispose of or make any change to its business, expend any material funds or incur any other material burden.
     “Bill of Sale” — as defined in Section 2.7(a)(i).
     “Breach” — any breach of, or any inaccuracy in, any representation or warranty or any breach of, or failure to perform or comply with, any covenant or obligation, in or of this Agreement or any other Contract, or any event which with the passing of time or the giving of notice, or both, would constitute such a breach, inaccuracy or failure.
     “Bulk Sales Laws” – the bulk-transfer provisions of the Uniform Commercial Code (or any similar law).
     “Business” – the time critical, time sensitive, and cost sensitive domestic and international surface, air and ocean freight forwarding business conducted by Seller prior to Closing, and Buyer after Closing.
     “Business Day” — any day other than (a) Saturday or Sunday or (b) any other day on which banks in Illinois or Michigan are permitted or required to be closed.
     “Business EBITDA” – the consolidated earnings before interest, taxes, depreciation, and amortization, generated by the Business conducted with the Assets, for the twelve month period commencing on January 1 and ending on December 31 as calculated by Buyer’s Accountants pursuant to GAAP as applied in past periods by Seller, provided that for purposes of this calculation (i) corporate expenses of the Business conducted with the Assets such as legal fees, accounting fees and audit fees will be adjusted and limited to the amount budgeted by Seller in the 2008 budget delivered to Buyer in connection with the Closing or if not budgeted, then to the amount paid by Seller for such expenses in 2007, (ii) corporate expenses or overhead allocated to the Business conducted with the Assets shall be eliminated, and (iii) any items of expense included in any Working Capital Adjustment shall not be charged against 2008 or 2009 Business EBITDA.
     “Buyer” — as defined in the first paragraph of this Agreement.
     “Buyer Indemnified Persons” — as defined in Section 11.2.
     “Buyer’s Accountants” – Pender Newkirk & Company, LLP.
     “Cash Consideration” – as defined in Section 2.2(b)(i).
     “Closing” — as defined in Section 2.6.
     “Closing Balance Sheet” – as defined in Section 2.9(a).
     “Closing Date” — the date on which the Closing actually takes place.
     “Closing Working Capital” – Seller’s Working Capital as of January 31, 2008, based upon and using the same methodology as was used to calculate the Initial Working Capital.

     “COBRA” — as defined in Section 3.16(f).
     “Code” — the Internal Revenue Code of 1986.
     “Competing Business” – as defined in Section 10.8(a).
     “Confidential Information” — as defined in Section 12.1.
     “Consent” — any approval, consent, ratification, waiver or other authorization.
     “Contemplated Transactions” — all of the transactions contemplated by this Agreement.
     “Contract” — any agreement, contract, Lease, consensual obligation, promise or undertaking (whether written or oral and whether express or implied), whether or not legally binding.
     “Copyrights” — as defined in Section 3.25(a)(iii).
     “Damages” — as defined in Section 11.2.
     “Disclosure Schedule” — the disclosure schedule delivered by Seller, Members and Principals to Buyer concurrently with the execution and delivery of this Agreement.
     “Earn Out Amount” – shall equal the sum of the 2008 Earn Out Amount and the 2009 Earn Out Amount.
     “Effective Time"— January 1, 2008.
     “Employee Plans” — as defined in Section 3.16(a).
     “Employment Agreements” — as defined in Section 2.7(a)(v).
     “Encumbrance” — any charge, claim, community or other marital property interest, condition, equitable interest, lien, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal or similar restriction, including any restriction on use, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership.
     “Environment” — soil, land surface or subsurface strata, surface waters (including navigable waters and ocean waters), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource.
     “Environmental, Health and Safety Liabilities” — any cost, damages, expense, liability, obligation or other responsibility arising from or under any Environmental Law or Occupational Safety and Health Law, including those consisting of or relating to:
          (a) any environmental, health or safety matter or condition (including on-site or off-site contamination, occupational safety and health and regulation of any chemical substance or product);

          (b) any fine, penalty, judgment, award, settlement, legal or administrative proceeding, damages, loss, claim, demand or response, remedial or inspection cost or expense arising under any Environmental Law or Occupational Safety and Health Law;
          (c) financial responsibility under any Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any cleanup, removal, containment or other remediation or response actions (“Cleanup”) required by any Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or
          (d) any other compliance, corrective or remedial measure required under any Environmental Law or Occupational Safety and Health Law.
          The terms “removal,” “remedial” and “response action” include the types of activities covered by the United States Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA).
     “Environmental Law” — any Legal Requirement that requires or relates to:
          (a) advising appropriate authorities, employees or the public of intended or actual Releases of pollutants or hazardous substances or materials, violations of discharge limits or other prohibitions and the commencement of activities, such as resource extraction or construction, that could have significant impact on the Environment;
          (b) preventing or reducing to acceptable levels the Release of pollutants or hazardous substances or materials into the Environment;
          (c) reducing the quantities, preventing the Release or minimizing the hazardous characteristics of wastes that are generated;
          (d) assuring that products are designed, formulated, packaged and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;
          (e) protecting resources, species or ecological amenities;
          (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil or other potentially harmful substances;
          (g) cleaning up pollutants that have been Released, preventing the Threat of Release or paying the costs of such clean up or prevention; or
          (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.
     “ERISA” — the Employee Retirement Income Security Act of 1974.
     “Exchange Act” — the Securities Exchange Act of 1934.
     “Excluded Assets” — as defined in Section 2.2.

     “Facilities” — any real property, leasehold or other interest in real property currently owned or operated by Seller. Notwithstanding the foregoing, for purposes of the definitions of “Hazardous Activity” and “Remedial Action” and Sections 3.22, “Facilities” shall mean any real property, leasehold or other interest in real property currently or formerly owned or operated by Seller.
     “GAAP” — generally accepted accounting principles for financial reporting in the United States, consistently applied throughout the periods covered thereby.
     “Governing Documents” — with respect to any particular entity, (a) if a corporation, the articles or certificate of incorporation and the bylaws; (b) if a general partnership, the partnership agreement and any statement of partnership; (c) if a limited partnership, the limited partnership agreement and the certificate of limited partnership; (d) if a limited liability company, the articles of organization and operating agreement; (e) if another type of Person, any other charter or similar document adopted or filed in connection with the creation, formation or organization of the Person; (f) all equityholders’ agreements, voting agreements, voting trust agreements, joint venture agreements, registration rights agreements or other agreements or documents relating to the organization, management or operation of any Person or relating to the rights, duties and obligations of the equityholders of any Person; and (g) any amendment or supplement to any of the foregoing.
     “Governmental Authorization” — any Consent, license, registration or permit issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.
     “Governmental Body” — any:
          (a) nation, state, county, city, town, borough, village, district or other jurisdiction;
          (b) federal, state, local, municipal, foreign or other government;
          (c) governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers);
          (d) multinational organization or body;
          (e) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; or
          (f) official of any of the foregoing.
     “Ground Lease” — any long-term lease of land in which most of the rights and benefits comprising ownership of the land and the improvements thereon or to be constructed thereon, if any, are transferred to the tenant for the term thereof.
     “Ground Lease Property” — any land, improvements and appurtenances subject to a Ground Lease in favor of Seller.
     “Hazardous Activity” — the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation,

treatment or use (including any withdrawal or other use of groundwater) of Hazardous Material in, on, under, about or from any of the Facilities or any part thereof into the Environment and any other act, business, operation or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm, to persons or property on or off the Facilities.
     “Hazardous Material” — any substance, material or waste which is or will foreseeably be regulated by any Governmental Body, including any material, substance or waste which is defined as a “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” “restricted hazardous waste,” “contaminant,” “toxic waste” or “toxic substance” under any provision of Environmental Law, and including petroleum, petroleum products, asbestos, presumed asbestos-containing material or asbestos-containing material, urea formaldehyde and polychlorinated biphenyls.
     “Improvements” — all buildings, structures, fixtures and improvements located on the Land or included in the Assets, including those under construction.
     “Indemnified Person” — as defined in Section 11.9.
     “Indemnifying Person” — as defined in Section 11.9.
     “Independent Accountants” – as defined in Section 2.8(a).
     “Initial Working Capital” – the Working Capital of Seller as of August 31, 2007, calculated in accordance with Exhibit 1.1, which the parties agree was $3,230,923.
     “Intellectual Property Assets” — as defined in Section 3.25(a).
     “Interim Balance Sheet” — as defined in Section 3.4.
     “Inventories” — all inventories of Seller, wherever located, including all finished goods, work in process, raw materials, spare parts and all other materials and supplies to be used or consumed by Seller in the production of finished goods.
     “IRS” — the United States Internal Revenue Service and, to the extent relevant, the United States Department of the Treasury.
     “Knowledge” — an individual will be deemed to have Knowledge of a particular fact or other matter if:
          (a) that individual is actually aware of that fact or matter; or
          (b) a prudent individual could be expected to discover or otherwise become aware of that fact or matter in the course of conducting a reasonably comprehensive investigation regarding the accuracy of any representation or warranty contained in this Agreement.
          A Person (other than an individual) will be deemed to have Knowledge of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, executive officer, member, partner, executor or trustee of that Person (or in any similar capacity) has, or at any time had, Knowledge of that fact or other matter (as set forth in (a) and (b) above), and any such individual (and any individual party to this Agreement) will be deemed to have conducted a reasonably comprehensive investigation regarding the accuracy of the representations and warranties made herein by that Person or individual.
     “Land” — all parcels and tracts of land in which Seller has a direct or indirect ownership interest.
     “Lease” — any Real Property Lease or any lease or rental agreement, license, right to use or installment and conditional sale agreement to which Seller is a party and any other Seller Contract pertaining to the leasing or use of any Tangible Personal Property.
     “Legal Requirement” — any federal, state, local, municipal, foreign, international, multinational or other constitution, law, ordinance, principle of common law, code, regulation, statute or treaty.
     “Liability” — with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.
     “Marks” — as defined in Section 3.25(a)(i).
     “Material Consents” — as defined in Section 2.7(a)(x).
     “Members” — as defined in the first paragraph of this Agreement.
     “Occupational Safety and Health Law” — any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, including the Occupational Safety and Health Act, and any program, whether governmental or private (such as those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.
     “Order” — any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Body or arbitrator.
     “Ordinary Course of Business” — an action taken by a Person will be deemed to have been taken in the Ordinary Course of Business only if that action is consistent with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person;
     “Patents” — as defined in Section 3.25(a)(ii).
     “Person” — an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity or a Governmental Body.
     “Permitted Encumbrances” – (i) liens for Taxes not yet due and payable; (ii) statutory liens of landlords, carriers, warehousemen, mechanics and materialmen incurred in the Ordinary Course of Business for sums not yet due; (iii) liens incurred or deposits made in the Ordinary Course of Business in connection with workers’ compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts performance and return of money bonds and similar obligations; (iv) minor irregularities of title which do not in the aggregate materially detract from the value or impair the use or operation of the Assets; and (v) Encumbrances securing certain funded debt (which Encumbrances are disclosed on Schedule 3.9) which shall be released in connection with the Closing to the extent encumbering the Assets.
     “Principals” – as defined in the first paragraph of this Agreement.
     “Proceeding” — any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.
     “Purchase Price” — as defined in Section 2.3(a).
     “Real Property” — Land and Improvements and all Appurtenances thereto and any Ground Lease Property.
     “Real Property Lease” — any Ground Lease or Space Lease.
     “Record"—information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.
     “Related Person” —
          With respect to a particular individual:
          (a) each other member of such individual’s Family;
          (b) any Person that is directly or indirectly controlled by any one or more members of such individual’s Family;
          (c) any Person in which members of such individual’s Family hold (individually or in the aggregate) a Material Interest; and
          (d) any Person with respect to which one or more members of such individual’s Family serves as a director, officer, partner, executor or trustee (or in a similar capacity).
          With respect to a specified Person other than an individual:
          (a) any Person that directly or indirectly controls, is directly or indirectly controlled by or is directly or indirectly under common control with such specified Person;
          (b) any Person that holds a Material Interest in such specified Person;
          (c) each Person that serves as a director, officer, partner, executor or trustee of such specified Person (or in a similar capacity);
          (d) any Person in which such specified Person holds a Material Interest; and

          (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity).
          For purposes of this definition, (a) “control” (including “controlling,” “controlled by,” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and shall be construed as such term is used in the rules promulgated under the Securities Act; (b) the “Family” of an individual includes (i) the individual, (ii) the individual’s spouse, (iii) any other natural person who is related to the individual or the individual’s spouse within the second degree and (iv) any other natural person who resides with such individual; and (c) “Material Interest” means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Person.
     “Release” — any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration on or into the Environment or into or out of any property.
     “Remedial Action” — all actions, including any capital expenditures, required or voluntarily undertaken (a) to clean up, remove, treat or in any other way address any Hazardous Material or other substance; (b) to prevent the Release or Threat of Release or to minimize the further Release of any Hazardous Material or other substance so it does not migrate or endanger or threaten to endanger public health or welfare or the Environment; (c) to perform pre-remedial studies and investigations or post-remedial monitoring and care; or (d) to bring all Facilities and the operations conducted thereon into compliance with Environmental Laws and environmental Governmental Authorizations.
     “Representative” — with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor, accountant, financial advisor, legal counsel or other representative of that Person.
     “Retained Liabilities” — as defined in Section 2.4(b).
     “Schedule” — a part or section of the Disclosure Schedule.
     “SEC” — the United States Securities and Exchange Commission.
     “Securities Act” – the Securities Act of 1933, as amended.
     “Seller” — as defined in the first paragraph of this Agreement.
     “Seller Contract” — any Contract (a) under which Seller has or may acquire any rights or benefits; (b) under which Seller has or may become subject to any obligation or liability; or (c) by which Seller or any of the assets owned or used by Seller is or may become bound.
     “Seller’s Accountants” – Peterek & Howse, LLP.
     “Seller’s Knowledge” and words and phrases of similar intent means the Knowledge (as defined) of the Principals.

     “Software” — all computer software and subsequent versions thereof, including source code, object, executable or binary code, objects, comments, screens, user interfaces, report formats, templates, menus, buttons and icons and all files, data, materials, manuals, design notes and other items and documentation related thereto or associated therewith.
     “Space Lease” – any lease or rental agreement pertaining to the occupancy of any improved space on any Land.
     “Subsidiary” — with respect to any Person (the “Owner”), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred), are held by the Owner or one or more of its Subsidiaries.
     “Tangible Personal Property” — all machinery, equipment, tools, furniture, office equipment, computer hardware, supplies, materials, vehicles and other items of tangible personal property (other than Inventories) of every kind owned or leased by Seller (wherever located and whether or not carried on Seller’s books), together with any express or implied warranty by the manufacturers or sellers or lessors of any item or component part thereof and all maintenance records and other documents relating thereto.
     “Tax” — any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, or other title or registration, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum and other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any Governmental Body or payable under any tax-sharing agreement or any other Contract.
     “Tax Return” — any return (including any information return), report, statement, schedule, notice, form, declaration, claim for refund or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.
     “Third Party” — a Person that is not a party to this Agreement.
     “Third-Party Claim” — any claim against any Indemnified Person by a Third Party, whether or not involving a Proceeding.
     “Threat of Release” — a reasonable likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.
     “Transition Services Agreement” – as defined in Section 2.7(a)(xiii).
     “WARN Act” — as defined in Section 3.23(d).

     “Working Capital” –- the amount, as of a given date, calculated by subtracting the liabilities of Seller of the type included in the Assumed Liabilities from the assets of Seller of the type included in the Assets.
     “2007 Balance Sheet” — as defined in Section 7.7(a).
     “2007 Financial Statements” – as defined in Section 7.7(a).
     “2008 Business EBITDA” – the Business EBITDA for the year ended December 31, 2008.
     “2008 Earn Out Amount” – as defined in Section 2.8(a).
     “2009 Business EBITDA” – the Business EBITDA for the year ended December 31, 2009.
     “2009 Earn Out Amount” – as defined in Section 2.8(b).
     1.2 Usage
          (a) Interpretation. In this Agreement, unless a clear contrary intention appears:
               (i) the singular number includes the plural number and vice versa;
               (ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;
               (iii) reference to any gender includes each other gender;
               (iv) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;
               (v) reference to any Legal Requirement means such Legal Requirement as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Legal Requirement means that provision of such Legal Requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;
               (vi) “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof;
               (vii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;
               (viii) “or” is used in the inclusive sense of “and/or”;

               (ix) with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”; and
               (x) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto.
          (b) Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.
          (c) Legal Representation of the Parties. This Agreement was negotiated by the parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof.
2. SALE AND TRANSFER OF ASSETS; CLOSING
     2.1 Assets to be Sold
     Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, but effective as of the Effective Time, Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Seller, free and clear of any Encumbrances (except for Permitted Encumbrances), all of Seller’s right, title and interest in and to all of Seller’s property and assets, real, personal or mixed, tangible and intangible, of every kind and description, wherever located, as of the Closing Date, including the following (but excluding the Excluded Assets):
          (a) all Tangible Personal Property, including those items described in Schedule 2.1(a);
          (b) all Inventories;
          (c) all Accounts Receivable;
          (d) all Seller Contracts, except those listed on Schedule 2.2(c), and all outstanding offers or solicitations made by or to Seller to enter into any Contract;
          (e) all Governmental Authorizations and all pending applications therefore or renewals thereof, in each case to the extent transferable to Buyer, including those listed in Schedule 3.17;
          (f) all data and Records related to the operations of Seller, including client and customer lists and Records, referral sources, research and development reports and Records, production reports and Records, service and warranty Records, equipment logs, operating guides and manuals, financial and accounting Records, creative materials, advertising materials, promotional materials, studies, reports, correspondence and other similar documents and Records to the extent related to the Assets, including, subject to Legal Requirements, copies of all personnel Records and other Records described in Section 2.2;
          (g) all of the intangible rights and property of Seller, including Intellectual Property Assets, going concern value, goodwill, telephone, telecopy and e-mail addresses;

          (h) all insurance benefits, including rights and proceeds, arising from or relating to the Assets or the Assumed Liabilities prior to the Closing, unless expended in accordance with this Agreement;
          (i) all claims of Seller against third parties relating to the Assets, whether choate or inchoate, known or unknown, contingent or non-contingent, including all such claims listed in Schedule 2.1(i);
          (j) all rights of Seller relating to deposits and prepaid expenses, claims for refunds and rights to offset in respect thereof that are not excluded under Section 2.2(e) or Section 2.2(h); and
          (k) all cash and securities.
     All of the property and assets to be transferred to Buyer hereunder are herein referred to collectively as the “Assets.”
     Notwithstanding the foregoing, the transfer of the Assets pursuant to this Agreement shall not include the assumption of any Liability related to the Assets unless Buyer expressly assumes that Liability pursuant to Section 2.4(a).
     2.2 Excluded Assets
     Notwithstanding anything to the contrary contained in Section 2.1 or elsewhere in this Agreement, the following assets of Seller (collectively, the “Excluded Assets”) are not part of the sale and purchase contemplated hereunder, are excluded from the Assets and shall remain the property of Seller after the Closing;
          (a) all minute books, stock Records and corporate seals;
          (b) all insurance policies and rights thereunder (except to the extent specified in Section 2.1(h) and (i));
          (c) all of the Seller Contracts listed in Schedule 2.2(c);
          (d) all personnel Records and other Records that Seller is obligated pursuant to Legal Requirements to retain in its possession;
          (e) all claims for refund of Taxes and other governmental charges of whatever nature;
          (f) all rights in connection with and assets of the Employee Plans;
          (g) all rights of Seller under this Agreement or any other document executed by Seller in connection with the Contemplated Transactions; and
          (h) all property and assets expressly designated on Schedule 2.2(h).

     2.3 Consideration
          (a) Purchase Price. The consideration payable by Buyer to Seller for the Assets shall include the Cash Consideration, the Earn Out Amount, the Equity Consideration, and the assumption by Buyer of the Assumed Liabilities (collectively the “Purchase Price”).
          (b) Payment of Purchase Price. The Purchase Price shall be delivered by Buyer to Seller in the following manner:
               (i) $9,000,000 shall be paid in cash, via wire transfer, at Closing (subject to any offset under Section 10.3) (the “Cash Consideration”).
               (ii) The Earn Out Amount shall be paid pursuant to Section 2.8.
               (iii) 4,800,000 shares of Common Stock of Parent (the “Shares”) shall be issued to Seller at Closing.
               (iv) the execution and delivery of the Assignment and Assumption Agreement by Buyer and Seller.
     2.4 Liabilities
          (a) Assumed Liabilities. On the Closing Date, but effective as of the Effective Time, Buyer shall assume and agree to discharge only the following Liabilities of Seller, as of the Closing Date (the “Assumed Liabilities”):
               (i) any trade account payable reflected on the 2007 Balance Sheet (other than a trade account payable to any Member or a Related Person of Seller or any Member);
               (ii) any trade account payable (other than a trade account payable to any Member or a Related Person of Seller or any Member) incurred by Seller in the Ordinary Course of Business between the date of the Balance Sheet and the Closing Date;
               (iii) any accrued cost or expense reflected on the 2007 Balance Sheet (other than a cost or expense payable to any Member or a Related Person of Seller or any Member) that remains unpaid at Closing;
               (iv) any accrued cost or expense (other than a cost or expense payable to any Member or a Related Person of Seller or any Member) incurred by Seller in the Ordinary Course of Business between the date of the 2007 Balance Sheet and the Closing Date;
               (v) any Liability to Seller’s customers incurred by Seller in the Ordinary Course of Business for non-delinquent orders outstanding as of the Closing Date reflected on Seller’s books (other than any Liability arising out of or relating to a Breach that occurred prior to the Closing Date);
               (vi) any Liability arising after the Closing Date under the Seller Contracts (other than any Liability arising under the Seller Contracts described on Schedule 2.2(c), or arising out of or relating to a Breach that occurred prior to the Closing Date);

               (vii) any Liability of Seller arising after the Closing Date under any Seller Contract included in the Assets that is entered into by Seller after the date hereof in accordance with the provisions of this Agreement (other than any Liability arising out of or relating to a Breach that occurred prior to the Closing Date); and
               (viii) any Liability of Seller described in Schedule 2.4(a).
          (b) Retained Liabilities. The Retained Liabilities shall remain the sole responsibility of and shall be retained, paid, performed and discharged solely by Seller, certain of which may be paid by Buyer at Closing pursuant to Section 10.3. “Retained Liabilities” shall mean every Liability of Seller other than the Assumed Liabilities, including:
               (i) any Liability arising out of or relating to products or services of Seller to the extent sold or provided prior to the Closing Date, other than to the extent assumed under Section 2.4(a);
               (ii) any Liability under any Seller Contract assumed by Buyer pursuant to Section 2.4(a) that arises after the Closing Date but that arises out of or relates to any Breach that occurred prior to the Closing Date;
               (iii) any Liability for Taxes, including (A) any Taxes arising as a result of Seller’s operation of its business or ownership of the Assets prior to the Closing Date, (B) any Taxes that will arise as a result of the sale of the Assets pursuant to this Agreement and (C) any deferred Taxes of any nature;
               (iv) any Liability under any Seller Contract not assumed by Buyer under Section 2.4(a), including any Liability arising out of or relating to Seller’s credit facilities or any security interest related thereto;
               (v) any Environmental, Health and Safety Liabilities arising out of or relating to the operation of Seller’s business prior to the Closing Date or Seller’s leasing, ownership or operation of real property prior to the Closing Date;
               (vi) any Liability under the Employee Plans or relating to payroll, vacation, sick leave, workers’ compensation, unemployment benefits, pension benefits, employee stock option or profit-sharing plans, health care plans or benefits or any other employee plans or benefits of any kind for Seller’s employees or former employees or both;
               (vii) any Liability under any employment, severance, retention or termination agreement with any employee of Seller or any of its Related Persons;
               (viii) any Liability arising out of or relating to any employee grievance, arising as a result of employment with Seller prior to the Closing Date whether or not the affected employees are hired by Buyer;
               (ix) any Liability of Seller to any Member or Related Person of Seller or any Member;
               (x) any Liability to indemnify, reimburse or advance amounts to any manager, officer, director, employee or agent of Seller;

               (xi) any Liability to distribute to any of Seller’s Members or otherwise apply all or any part of the consideration received hereunder;
               (xii) any Liability arising out of any Proceeding pending as of the Closing Date;
               (xiii) any Liability arising out of any Proceeding commenced after the Closing Date to the extent arising out of or relating to any occurrence or event happening prior to the Closing Date;
               (xiv) any Liability to the extent arising out of or resulting from Seller’s compliance or noncompliance with any Legal Requirement or Order of any Governmental Body;
               (xv) any Liability of Seller under this Agreement or any other document executed in connection with the Contemplated Transactions; and
               (xvi) any Liability of Seller based upon Seller’s acts or omissions occurring after the Closing Date.
     2.5 Intentionally Omitted.
     2.6 Closing
     The purchase and sale provided for in this Agreement (the “Closing”) will take place at the offices of Seller’s counsel, Goldberg Kohn Bell Black Rosenbloom & Moritz, Ltd., 55 East Monroe, Suite 3300, Chicago, Illinois 60603, commencing at 10:00 a.m. (local time) on January 31, 2008 or such later date as may be agreed upon by Buyer and Seller following the satisfaction of all conditions to closing set forth in Sections 7 and 8. Subject to the provisions of Article 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.6 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement. In such a situation, the Closing will occur as soon as practicable, subject to Article 9.
     2.7 Closing Obligations
     In addition to any other documents to be delivered under other provisions of this Agreement, at the Closing:
          (a) Seller, Members, and Principals, as the case may be, shall deliver or cause to be delivered to Buyer, unless explicitly waived by Buyer:
               (i) a bill of sale for all of the Assets that are Tangible Personal Property in the form of Exhibit 2.7(a)(i) (the “Bill of Sale”) executed by Seller;
               (ii) an assignment of all of the Assets that are intangible personal property in the form of Exhibit 2.7(a)(ii), which assignment shall also contain Buyer’s undertaking and assumption of the Assumed Liabilities (the “Assignment and Assumption Agreement”) executed by Seller;

               (iii) assignments of all Intellectual Property Assets and separate assignments of all registered Marks, Patents and Copyrights in the form of Exhibit 2.7(a)(iii) executed by Seller;
               (iv) such other deeds, bills of sale, assignments, certificates of title, documents and other instruments of transfer and conveyance as may reasonably be requested by Buyer, each in form and substance satisfactory to Buyer and its legal counsel and executed by Seller;
               (v) the employment agreements in the form of Exhibit 2.7(a)(v), executed by Post and Maldonado (the “Employment Agreements”);
               (vi) the non-competition agreements in the form of Exhibit 2.7(a)(vi), executed by Para and Musolino (the “Non-Competition Agreements”);
               (vii) a certificate executed by Seller, Members, and Principals as to the accuracy of their representations and warranties as of the date of this Agreement and as of the Closing in accordance with Section 7.1 and as to their compliance with and performance of their covenants and obligations to be performed or complied with at or before the Closing in accordance with Section 7.2;
               (viii) a certificate of an executive officer of Seller certifying, as complete and accurate as of the Closing, attached copies of the Governing Documents of Seller, certifying and attaching all requisite resolutions or actions of Seller and Members approving the execution and delivery of this Agreement and the consummation of the Contemplated Transactions and the change of name contemplated by Section 5.8 and accompanied by the requisite documents for amending the relevant Governing Documents of Seller required to effect such change of name in form sufficient for filing with the appropriate Governmental Body to be filed upon termination of the Transition Services Agreement;
               (ix) Releases of all Encumbrances on the Assets (other than the Permitted Encumbrances);
               (x) each of the Consents Identified in Exhibit 2.7(a) (the “Material Consents”), to the extent obtained prior to Closing.
               (xi) certificates as to the good standing of Seller and payment of all applicable state Taxes by Seller, including compliance with relevant Bulk Sales Laws, executed by the appropriate officials of the State of Illinois;
               (xii) such other documents relating to the Contemplated Transactions as Buyer or its counsel may reasonably request; and
               (xiii) a Transition Services Agreement (the “Transition Services Agreement”) in form and substance reasonably satisfactory to Buyer and Seller providing for transition services by Seller until all Material Consents are obtained.
          (b) Buyer shall deliver to Seller and Members, as the case may be:
               (i) the funds required by Section 2.3(b)(i);

               (ii) the Shares required by Section 2.3(b)(iii);
               (iii) the Assignment and Assumption Agreement executed by Buyer;
               (iv) the Employment Agreements executed by Buyer;
               (v) the Non-Competition Agreements executed by Buyer;
               (vi) a certificate executed by Buyer as to the accuracy of its representations and warranties as of the date of this Agreement and as of the Closing in accordance with Section 8.1 and as to its compliance with and performance of its covenants and obligations to be performed or complied with at or before the Closing in accordance with Section 8.2;
               (vii) a certificate of the Chief Financial Officer of Buyer certifying as complete and accurate at the Closing attached copies of the Governing Documents of Buyer, and certifying and attaching all requisite resolutions or actions of Buyer’s board of directors approving the execution and delivery of this Agreement and the consummation of the Contemplated Transactions;
               (viii) such other documents relating to the Contemplated Transactions as Buyer or its counsel may reasonably request; and
               (ix) the Transition Services Agreement executed by Buyer.
     2.8 Earn Out Amount
          (a) 2008 Earn Out Amount. The 2008 Earn Out Amount shall equal $2,000,000 if the 2008 Business EBITDA is greater than or equal to $2,200,000, or, if the 2008 Business EBITDA is less than $2,200,000, the 2008 Earn Out Amount shall equal $2,000,000 minus (i) the product of 8.5 and (ii) the difference between $2,200,000 and the 2008 Business EBITDA; provided, however, the 2008 Earn Out Amount shall be no less than $500,000.
          (b) 2009 Earn Out Amount. If the sum of the 2008 Business EBITDA and the 2009 Business EBITDA is greater than or equal to $5,000,000, then, and in that event, the 2009 Earn Out Amount shall equal the difference between $2,000,000 and the 2008 Earn Out Amount. If, however, the sum of the 2008 Business EBITDA and the 2009 Business EBITDA is less than $5,000,000, then the 2009 Earn Out Amount shall equal: $2,000,000 minus (i) the sum of the 2008 Earn Out Amount and (ii) the product of (a) 8.5 and (b) the difference between $5,000,000 and the sum of the 2008 Business EBITDA and the 2009 Business EBITDA; provided, however, the sum of the 2008 Earn Out Amount and the 2009 Earn Out Amount shall be no more than $2,000,000, and, the 2009 Earn Out Amount shall be no less than $0.
          (c) Payment. On or before February 15, 2009 and February 15, 2010, Buyer shall deliver to Seller its calculation of the 2008 Business EBITDA and the 2009 Business EBITDA (as the case may be) together with detailed information showing the basis upon which it was prepared. If within 10 days following delivery of the Business EBITDA Seller gives Buyer written notice of its objection to the Business EBITDA, the dispute provisions provided for in Section 2.9 below will be implemented. The 2008 Earn Out Amount, less any offset pursuant to Section 2.9(b), 2.9(c) and Section 11.8, shall be paid in cash, via wire transfer, on or before February 28, 2009 or such later date as the 2008 Business EBITDA shall be conclusively determined. The 2009 Earn Out Amount, if any, less any offset pursuant to Section 2.9(b), 2.9(c) and Section 11.8, shall be paid in cash, via wire transfer, on or before February 28, 2010 or such later date as the 2009 Business EBITDA shall be conclusively determined. In the event that Buyer assigns its rights and/or obligations under this Agreement to a Subsidiary or successor pursuant to Section 13.9, Buyer and Parent shall nonetheless be obligated to pay or provide funds to pay the 2008 Earn Out Amount and the 2009 Earn Out Amount to the extent payable.
     2.9 Post Closing Adjustments.
          (a) Closing Balance Sheet; Accounting Procedure Adjustment. On or before February 15, 2008, (i) Seller shall deliver to Buyer an unaudited balance sheet of Seller as of January 31, 2008, including the notes thereto certified by Seller’s chief financial officer, which balance sheet shall be prepared by Seller as of January 31, 2008, in accordance with GAAP and in accordance with Exhibit 1.1 (the “Closing Balance Sheet”). If within 10 days following delivery of the Closing Balance Sheet Buyer has not given Seller written notice of its objection to the Closing Balance Sheet (which notice shall state in reasonable detail the basis of Buyer’s objection), then the Closing Balance Sheet shall be binding and conclusive on the parties. If Buyer gives the Seller such notice of objection, and if Buyer and Seller fail to resolve the issues outstanding with respect to the Closing Balance Sheet within 10 days after notice of objection, Buyer and Seller shall submit the issues remaining in dispute to an independent public accounting firm mutually selected by Seller’s Accountants and Buyer’s Accountants (the “Independent Accountants”) for resolution applying the principles, policies and practices referred to in this Section. If issues are submitted to the Independent Accountants for resolution, (i) Seller and Buyer shall furnish or cause to be furnished to the Independent Accountants such work papers and other documents and information relating to the disputed issues as the Independent Accountants may request and are available to that party or its agents and shall be afforded the opportunity to present to the Independent Accountants any material relating to the disputed issues and to discuss the issues with the Independent Accountants; (ii) the determination by the Independent Accountants, as set forth in a notice to be delivered to both Seller and Buyer within 10 days of the submission to the Independent Accountants of the issues remaining in dispute, shall be final, binding and conclusive on the parties; and (iii) Seller and Buyer will each bear 50% of the fees and costs of the Independent Accountants for such determination.
          (b) Working Capital Adjustment. Once the Closing Balance Sheet is final and conclusive on the parties, the parties shall promptly use the Closing Balance Sheet to calculate the Closing Working Capital. To the extent the Closing Working Capital is greater than the Initial Working Capital, the difference shall be paid by Buyer, to Seller, in cash, via wire transfer, within 5 Business Days of the date the Closing Balance Sheet are final, binding, and conclusive on the parties. To the extent the Initial Working Capital exceeds the Closing Working Capital by more than $50,000, the excess of the difference of the Initial Working Capital from the Closing Working Capital over $50,000 shall be paid by Seller, to Buyer, in cash, via wire transfer, within 5 Business Days of the date the Closing Balance Sheet is final, binding and conclusive on the parties.
     2.10 Consents
     If there are any Material Consents that have not yet been obtained (or otherwise are not in full force and effect) as of the Closing, in the case of any Seller Contract that is not an Excluded Asset as to which such Material Consents were not obtained (or otherwise are not in full force and effect) (the “Restricted Material Contracts”) notwithstanding Sections 2.1 and 2.4, neither this Agreement nor the Assignment and Assumption Agreement nor any other document related to the consummation of the Contemplated Transactions shall constitute a sale, assignment, assumption, transfer, conveyance or delivery or an attempted sale, assignment, assumption, transfer, conveyance or delivery of the Restricted Material Contracts, and following the Closing, the parties shall use Best Efforts, and cooperate with each other, to obtain the Material Consent relating to each Restricted Material Contract as quickly as practicable. Pending the obtaining of such Material Consents relating to any Restricted Material Contract, the parties shall cooperate with each other in any reasonable and lawful arrangements designed to provide to Buyer the benefits of use of the Restricted Material Contract for its term (or any right or benefit arising thereunder, including the enforcement for the benefit of Buyer of any and all rights of Seller against a third party thereunder). Once a Material Consent for the sale, assignment, assumption, transfer, conveyance and delivery of a Restricted Material Contract is obtained, Seller shall promptly assign, transfer, convey and deliver such Restricted Material Contract to Buyer, and Buyer shall assume the obligations under such Restricted Material Contract assigned to Buyer from and after the date of assignment to Buyer pursuant to a special-purpose assignment and assumption agreement substantially similar in terms to those of the Assignment and Assumption Agreement (which special-purpose agreement the parties shall prepare, execute and deliver in good faith at the time of such transfer, all at no additional cost to Buyer).
3. REPRESENTATIONS AND WARRANTIES OF SELLER AND MEMBERS
     Seller, each Member, and each Principal represent and warrant, jointly and severally, to Buyer as follows:
     3.1 Organization and Good Standing
          (a) Schedule 3.1(a) contains a complete and accurate list of Seller’s jurisdiction of incorporation and any other jurisdictions in which it is qualified to do business as a foreign corporation. Seller is a limited liability company organized and in good standing under the laws of its jurisdiction of incorporation, with corporate authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under the Seller Contracts. Seller is duly qualified to do business as a foreign limited liability company and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where failure to so qualify would not reasonably be expected to have a material adverse effect on the Business.
          (b) Complete and accurate copies of the Governing Documents of Seller, as currently in effect, are attached to Schedule 3.1.
          (c) Seller has no Subsidiary and, except as disclosed in Schedule 3.1, does not own any shares of capital stock or other securities of any other Person.
     3.2 Enforceability; Authority; No Conflict
          (a) This Agreement constitutes the legal, valid and binding obligation of Seller, each Member, and each Principal, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Upon the execution and delivery by Seller, Members, and Principals, as the case may be, of each agreement to be executed or delivered by any or all of them at the Closing (collectively, the “Seller’s Closing Documents”), (assuming the due authorization, execution and delivery hereof and thereof by Buyer and any other parties thereto) each of Seller’s Closing Documents will constitute the legal, valid and binding obligation of each of Seller, the Members, and the Principals, as the case may be, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Seller and Members have the absolute and unrestricted right, power and authority to execute and deliver this Agreement and the Seller’s Closing Documents to which each is a party and to perform its obligations under this Agreement and the Seller’s Closing Documents, and such action has been duly authorized by all necessary action. Each Principal has all necessary legal capacity to enter into this Agreement and the Seller’s Closing Documents to which such Principal is a party and to perform his obligations hereunder and thereunder.
          (b) Except as set forth in Schedule 3.2, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):
               (i) Breach (A) any provision of any of the Governing Documents of Seller or (B) any resolution adopted by Seller or the Members;
               (ii) To Seller’s Knowledge, breach or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under any Legal Requirement or any Order to which Seller, any Member, any Principal, or any of the Assets, may be subject;
               (iii) contravene, conflict with or result in a violation or breach of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Seller or that otherwise relates to the Assets or to the business of Seller;
               (iv) Breach any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any Seller Contract; or
               (v) result in the imposition or creation of any Encumbrance upon or with respect to any of the Assets.
          (c) Except as set forth in Schedule 3.2, neither Seller nor any Member nor any Principal is required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions, except where failure to give such notice would not, individually or in the aggregate, have a material adverse effect on the Business.

     3.3 Capitalization
     The Members own 100% of the issued and outstanding membership interests of Seller, free and clear of all Encumbrances. Except as set forth on Schedule 3.3, there are no Contracts relating to the issuance, sale or transfer of any equity securities or other securities of Seller.
     3.4 Financial Statements
     Seller has delivered to Buyer: (a) an audited balance sheet of Seller as at December 31, 2006 (including the notes thereto, the “Balance Sheet”), and the related audited statements of income, changes in members’ equity and cash flows for the year then ended, including in each case the notes thereto, together with the report thereon of Seller’s Accountants; (b) audited balance sheets of Seller as at December 31 in each of the years 2004 through 2005, and the related audited statements of income, changes in members’ equity and cash flows for each of the years then ended, including in each case the notes thereto together with the report thereon of Seller’s Accountants; and (c) an unaudited balance sheet of Seller as at September 30, 2007, (the “Interim Balance Sheet”) and the related unaudited statement(s) of income, changes in members’ equity, and cash flows for the 9 months then ended, including in each case the notes thereto certified by Seller’s chief financial officer. Such financial statements fairly present (and the financial statements delivered pursuant to Sections 2.9(a) and 7.7 will fairly present) in all material respects the financial condition and the results of operations, changes in members’ equity and cash flows of Seller as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP. The financial statements referred to in this Section 3.4 and delivered pursuant to Sections 2.9(a) and 7.7 reflect and will reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. The financial statements have been and will be prepared from and are in material accordance with the accounting Records of Seller. Seller has also delivered to Buyer copies of all letters from Seller’s auditors to Seller during the 36 months preceding the execution of this Agreement, together with copies of all responses thereto, if any.
     3.5 Books and Records
     The books of account and other financial Records of Seller, all of which have been made available to Buyer, are complete and correct in all material respects and represent actual, bona fide transactions and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls.
     3.6 Sufficiency of Assets
     Except as set forth in Schedule 3.6, the Assets (a) constitute all of the assets, tangible and intangible, of any nature whatsoever, necessary to operate Seller’s business in the manner presently operated by Seller and (b) include substantially all of the operating assets of Seller.
     3.7 Description of Owned Real Property
     Seller does not have an ownership interest in any Real Property.
     3.8 Description of Leased Real Property
     Schedule 3.8 contains a correct legal description, street address and tax parcel identification number of all tracts, parcels and subdivided lots in which Seller has a leasehold interest and an accurate description (by location, name of lessor, date of Lease and term expiry date) of all Real Property Leases.
     3.9 Title to Assets; Encumbrances
          (a) Seller has a valid leasehold interest in the property covered by the Real Property Leases, free and clear of any Encumbrances, except Permitted Encumbrances.
          (b) Seller owns good and transferable title to, a valid leasehold interest in, or a valid license to use, all of the other Assets free and clear of any Encumbrances other than Permitted Encumbrances and those described in Schedule 3.9(b). Seller warrants to Buyer that, at the time of Closing, all other Assets shall be free and clear of all Encumbrances other than Permitted Encumbrances.
     3.10 Condition of Assets
          (a) To Seller’s Knowledge, use of the Real Property for the various purposes for which it is presently being used is permitted as of right under all applicable zoning legal requirements and is not subject to “permitted nonconforming” use or structure classifications.
          (b) Each item of Tangible Personal Property is in good repair and good operating condition, ordinary wear and tear accepted, is suitable for immediate use in the Ordinary Course of Business and is free from material defects. No material item of Tangible Personal Property is in need of repair or replacement other than as part of routine maintenance in the Ordinary Course of Business. Except as disclosed in Part 3.10, all Tangible Personal Property used in Seller’s business is in the possession of Seller.
     3.11 Accounts Receivable
     All Accounts Receivable that are reflected on the Closing Balance Sheet (as finally and conclusively determined) will represent valid obligations arising from sales actually made or services actually performed by Seller in the Ordinary Course of Business. Such Accounts Receivable, net of the reserves shown on the Closing Balance Sheet (as finally and conclusively determined) will be collected in full, without any setoff, within one year after the Closing Date. Schedule 3.11 will contain a complete and accurate list of all Accounts Receivable as of the Closing Date, which list sets forth the aging of each such Account Receivable.
     3.12 Inventories
     Seller has no Inventory.
     3.13 No Undisclosed Liabilities
     Except as set forth in Schedule 3.13, to Seller’s Knowledge, Seller has no Liability except for Liabilities reflected or reserved against in the 2007 Balance Sheet, the Balance Sheet or the Interim Balance Sheet and current liabilities incurred in the Ordinary Course of Business of Seller since the date of the 2007 Balance Sheet.

     3.14 Taxes
          (a) Tax Returns Filed and Taxes Paid. Seller has filed or caused to be filed on a timely basis all Tax Returns and all reports with respect to Taxes that are or were required to be filed pursuant to applicable Legal Requirements. All Tax Returns and reports filed by Seller were as of the date of such filing true, correct and complete in all material respects. Seller has paid, or made provision for the payment of, all Taxes that have or may have become due for all periods covered by the Tax Returns or otherwise, or pursuant to any assessment received by Seller, except such Taxes, if any, as are listed in Schedule 3.14 and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Closing Balance Sheet. Except as provided in Schedule 3.14, Seller currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made or is expected to be made by any Governmental Body in a jurisdiction where Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Encumbrances on any of the Assets that arose in connection with any failure (or alleged failure) to pay any Tax, and Seller has no Knowledge of any basis for assertion of any claims attributable to Taxes which, if adversely determined, would result in any such Encumbrance.
          (b) Delivery of Tax Returns and Information Regarding Audits and Potential Audits. Seller has delivered or made available to Buyer copies of, and Schedule 3.14 contains a complete and accurate list of, all Tax Returns filed since December 31, 2001. Schedule 3.14 contains a complete and accurate list of all Tax Returns of Seller that have been audited or are currently under audit and accurately describes any deficiencies or other amounts that were paid or are currently being contested. To the Knowledge of Seller, no undisclosed deficiencies are expected to be asserted with respect to any such audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled or are being contested in good faith by appropriate proceedings as described in Schedule 3.14. Seller has delivered, or made available to Buyer, copies of any examination reports, statements or deficiencies or similar items with respect to such audits. Except as provided in Schedule 3.14, Seller has no Knowledge that any Governmental Body is likely to assess any additional taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Taxes of Seller either (i) claimed or raised by any Governmental Body in writing or (ii) as to which Seller has Knowledge. Except as described in Schedule 3.14, Seller has not given or been requested to give waivers or extensions (or, to Seller’s Knowledge, is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of Seller.
          (c) Proper Accrual. To Seller’s Knowledge, the charges, accruals and reserves with respect to Taxes on the Records of Seller are adequate (determined in accordance with GAAP) and are at least equal to Seller’s liability for Taxes. There exists no proposed tax assessment or deficiency against Seller except as disclosed in Schedule 3.14.
          (d) Specific Potential Tax Liabilities and Tax Situations.
               (i) Withholding. All Taxes that Seller is or was required by Legal Requirements to withhold, deduct or collect have been duly withheld, deducted and collected and, to the extent required, have been paid to the proper Governmental Body or other Person.
               (ii) Tax Sharing or Similar Agreements. There is no tax sharing agreement, tax allocation agreement, tax indemnity obligation or similar written or unwritten agreement, arrangement, understanding or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other arrangement relating to Taxes) that will require any payment by Seller.
               (iii) Schedule 3.14 lists all the states and localities with respect to which Seller is required to file any corporate, income, franchise, or other Tax Return. Seller has properly filed Tax Returns with and paid and discharged any liabilities for Taxes in any states or localities in which it is subject to Tax.
     3.15 No Material Adverse Change
     Since the date of the 2007 Balance Sheet, there has not been any material adverse change in the business, operations, prospects, assets, results of operations or condition (financial or other) of Seller, and, to Seller’s Knowledge, no event has occurred or circumstance exists that would reasonably be expected to result in such a material adverse change.
     3.16 Employee Benefits
          (a) Set forth in Schedule 3.16 is a complete and correct list of all “employee benefit plans” as defined by Section 3(3) of ERISA, all specified fringe benefit plans as defined in Section 6039D of the Code, and all other bonus, incentive-compensation, deferred-compensation, profit-sharing, stock-option, stock-appreciation-right, stock-bonus, stock-purchase, employee-stock-ownership, savings, severance, change-in-control, supplemental-unemployment, layoff, salary-continuation, retirement, pension, health, life-insurance, disability, accident, group-insurance, vacation, holiday, sick-leave, fringe-benefit or welfare plan, and any other employee compensation or benefit plan, agreement, policy, practice, commitment, contract or understanding (whether qualified or nonqualified, currently effective or terminated, written or unwritten) and any trust, escrow or other agreement related thereto that (i) is maintained or contributed to by Seller or any other corporation or trade or business controlled by, controlling or under common control with Seller (within the meaning of Section 414 of the Code or Section 4001(a)(14) or 4001(b) of ERISA) (“ERISA Affiliate”) or has been maintained or contributed to in the last 6 years by Seller or any ERISA Affiliate, or with respect to which Seller or any ERISA Affiliate has or may have any liability, and (ii) provides benefits, or describes policies or procedures applicable to any current or former director, officer, employee or service provider of Seller or any ERISA Affiliate, or the dependents of any thereof, regardless of how (or whether) liabilities for the provision of benefits are accrued or assets are acquired or dedicated with respect to the funding thereof (collectively the “Employee Plans”). Schedule 3.16 identifies as such any Employee Plan that is (w) a “Defined Benefit Plan” (as defined in Section 414(l) of the Code); (x) a plan intended to meet the requirements of Section 401(a) of the Code; (y) a “Multiemployer Plan” (as defined in Section 3(37) of ERISA); or (z) a plan subject to Title IV of ERISA, other than a Multiemployer Plan. Also set forth on Schedule 3.16 is a complete and correct list of all ERISA Affiliates of Seller during the last 6 years.
          (b) Seller has delivered to Buyer true, accurate and complete copies of (i) the documents comprising each Employee Plan (or, with respect to any Employee Plan which is unwritten, a detailed written description of eligibility, participation, benefits, funding arrangements, assets and any other matters which relate to the obligations of Seller or any ERISA Affiliate); (ii) all trust agreements, insurance contracts or any other funding instruments related to the Employee Plans; (iii) all rulings, determination letters, no-action letters or advisory opinions from the IRS, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation (“PBGC”) or any other Governmental Body that pertain to each Employee Plan and any open requests therefore; (iv) the most recent actuarial and financial reports (audited or unaudited)

and the annual reports filed with any Government Body with respect to the Employee Plans during the current year and each of the three preceding years; (v) all collective bargaining agreements pursuant to which contributions to any Employee Plan(s) have been made or obligations incurred (including both pension and welfare benefits) by Seller or any ERISA Affiliate, and all collective bargaining agreements pursuant to which contributions are being made or obligations are owed by such entities; (vi) all securities registration statements filed with respect to any Employee Plan; (vii) all contracts with third-party administrators, actuaries, investment managers, consultants and other independent contractors that relate to any Employee Plan, (viii) with respect to Employee Plans that are subject to Title IV of ERISA, the Form PBGC-1 filed for each of the three most recent plan years; and (ix) all summary plan descriptions, summaries of material modifications and memoranda, employee handbooks and other written communications regarding the Employee Plans.
          (c) Except as disclosed in Schedule 3.16, full payment has been made of all amounts that are required under the terms of each Employee Plan to be paid as contributions with respect to all periods prior to and including the last day of the most recent fiscal year of such Employee Plan ended on or before the date of this Agreement and all periods thereafter prior to the Closing Date, and no accumulated funding deficiency or liquidity shortfall (as those terms are defined in Section 302 of ERISA and Section 412 of the Code) has been incurred with respect to any such Employee Plan, whether or not waived. The value of the assets of each Employee Plan exceeds the amount of all benefit liabilities (determined on a plan termination basis using the actuarial assumptions established by the PBGC as of the Closing Date) of such Employee Plan. Seller is not required to provide security to an Employee Plan under Section 401(a)(29) of the Code. The funded status of each Employee Plan that is a Defined Benefit Plan is disclosed on Schedule 3.16 in a manner consistent with the Statement of Financial Accounting Standards No. 87. Seller has paid in full all required insurance premiums, subject only to normal retrospective adjustments in the ordinary course, with regard to the Employee Plans for all policy years or other applicable policy periods ending on or before the Closing Date.
          (d) Except as disclosed in Schedule 3.16, no Employee Plan, if subject to Title IV of ERISA, has been completely or partially terminated, nor has any event occurred nor does any circumstance exist that could result in the partial termination of such Employee Plan. The PBGC has not instituted or threatened a Proceeding to terminate or to appoint a trustee to administer any of the Employee Plans pursuant to Subtitle 1 of Title IV of ERISA, and no condition or set of circumstances exists that presents a material risk of termination or partial termination of any of the Employee Plans by the PBGC. None of the Employee Plans has been the subject of, and no event has occurred or condition exists that could be deemed, a reportable event (as defined in Section 4043 of ERISA) as to which a notice would be required (without regard to regulatory monetary thresholds) to be filed with the PBGC. Seller has paid in full all insurance premiums due to the PBGC with regard to the Employee Plans for all applicable periods ending on or before the Closing Date.
          (e) Neither Seller nor any ERISA Affiliate has any liability or has Knowledge of any facts or circumstances that might give rise to any liability, and the Contemplated Transactions will not result in any liability, (i) for the termination of or withdrawal from any Employee Plan under Sections 4062, 4063 or 4064 of ERISA, (ii) for any lien imposed under Section 302(f) of ERISA or Section 412(n) of the Code, (iii) for any interest payments required under Section 302(e) of ERISA or Section 412(m) of the Code, (iv) for any excise tax imposed by Section 4971 of the Code, (v) for any minimum funding contributions under Section

302(c)(11) of ERISA or Section 412(c)(11) of the Code or (vi) for withdrawal from any Multiemployer Plan under Section 4201 of ERISA.
          (f) Seller has, at all times, complied, and currently complies, in all material respects with the applicable continuation requirements for its welfare benefit plans, including (1) Section 4980B of the Code (as well as its predecessor provision, Section 162(k) of the Code) and Sections 601 through 608, inclusive, of ERISA, which provisions are hereinafter referred to collectively as “COBRA” and (2) any applicable state statutes mandating health insurance continuation coverage for employees.
          (g) The form of all Employee Plans is in compliance with the applicable terms of ERISA, the Code, and any other applicable laws, including the Americans with Disabilities Act of 1990, the Family Medical Leave Act of 1993 and the Health Insurance Portability and Accountability Act of 1996, and such plans have been operated in compliance with such laws and the written Employee Plan documents. Neither Seller nor any fiduciary of an Employee Plan has violated the requirements of Section 404 of ERISA. All required reports and descriptions of the Employee Plans (including Internal Revenue Service Form 5500 Annual Reports, Summary Annual Reports and Summary Plan Descriptions and Summaries of Material Modifications) have been (when required) timely filed with the IRS, the U.S. Department of Labor or other Governmental Body and distributed as required, and all notices required by ERISA or the Code or any other Legal Requirement with respect to the Employee Plans have been appropriately given.
          (h) Each Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, and Seller has no Knowledge of any circumstances that will or could result in revocation of any such favorable determination letter. Each trust created under any Employee Plan has been determined to be exempt from taxation under Section 501(a) of the Code, and Seller is not aware of any circumstance that will or could result in a revocation of such exemption. Each Employee Welfare Benefit Plan (as defined in Section 3(1) of ERISA) that utilizes a funding vehicle described in Section 501(c)(9) of the Code or is subject to the provisions of Section 505 of the Code has been the subject of a notification by the IRS that such funding vehicle qualifies for tax-exempt status under Section 501(c)(9) of the Code or that the plan complies with Section 505 of the Code, unless the IRS does not, as a matter of policy, issue such notification with respect to the particular type of plan. With respect to each Employee Plan, no event has occurred or condition exists that will or could give rise to a loss of any intended tax consequence or to any Tax under Section 511 of the Code.
          (i) There is no material pending or threatened Proceeding relating to any Employee Plan, nor is there any basis for any such Proceeding. Neither Seller nor any fiduciary of an Employee Plan has engaged in a transaction with respect to any Employee Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject Seller or Buyer to a Tax or penalty imposed by either Section 4975 of the Code or Section 502(l) of ERISA or a violation of Section 406 of ERISA. The Contemplated Transactions will not result in the potential assessment of a Tax or penalty under Section 4975 of the Code or Section 502(l) of ERISA nor result in a violation of Section 406 of ERISA.
          (j) Seller has maintained workers’ compensation coverage as required by applicable state law through purchase of insurance and not by self-insurance or otherwise except as disclosed to Buyer on Schedule 3.16.

          (k) Except as required by Legal Requirements and as provided in Section 10.1(d), the consummation of the Contemplated Transactions will not accelerate the time of vesting or the time of payment, or increase the amount, of compensation due to any director, employee, officer, former employee or former officer of Seller. There are no contracts or arrangements providing for payments that could subject any person to liability for tax under Section 4999 of the Code.
          (l) Except for the continuation coverage requirements of COBRA, Seller has no obligations or potential liability for benefits to employees, former employees or their respective dependents following termination of employment or retirement under any of the Employee Plans that are Employee Welfare Benefit Plans.
          (m) Except as provided in Section 10.1(d), none of the Contemplated Transactions will result in an amendment, modification or termination of any of the Employee Plans. No written or oral representations have been made to any employee or former employee of Seller promising or guaranteeing any employer payment or funding for the continuation of medical, dental, life or disability coverage for any period of time beyond the end of the current plan year (except to the extent of coverage required under COBRA). No written or oral representations have been made to any employee or former employee of Seller concerning the employee benefits of Buyer.
          (n) With respect to any Employee Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (“Multiemployer Plan”), and any other Multiemployer Plan to which Seller has at any time had an obligation to contribute:
               (i) all contributions required by the terms of such Multiemployer Plan and any collective bargaining agreement have been made when due; and
               (ii) Seller would not be subject to any withdrawal liability under Part 1 of Subtitle E of Title IV of ERISA if, as of the date hereof, Seller were to engage in a “complete withdrawal” (as defined in ERISA Section 4203) or a “partial withdrawal” (as defined in ERISA Section 4205) from such Multiemployer Plan.
     3.17 Compliance with Legal Requirements; Governmental Authorizations
          (a) Except as set forth in Schedule 3.17:
               (i) Seller is, and at all times since December 31, 2004, has been, in compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;
               (ii) To Seller’s Knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by Seller of, or a failure on the part of Seller to comply with, any Legal Requirement or (B) may give rise to any obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and
               (iii) Seller has not received, at any time since December 31, 2004, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any material actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement or (B) any material actual, alleged, possible or potential obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.
          (b) Schedule 3.17 contains a complete and accurate list of each Governmental Authorization that is held by Seller or that otherwise relates to Seller’s business or the Assets. Each Governmental Authorization listed or required to be listed in Schedule 3.17 is valid and in full force and effect. Except as set forth in Schedule 3.17:
               (i) Seller is, and at all times since December 31, 2004, has been, in compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Schedule 3.17(b);
               (ii) To Seller’s Knowledge, no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Schedule 3.17 or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Governmental Authorization listed in Schedule 3.17;
               (iii) Seller has not received, at any time since December 31, 2004, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any material actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Governmental Authorization or (B) any material actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of or modification to any Governmental Authorization; and
               (iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed in Schedule 3.17 have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.
          The Governmental Authorizations listed in Schedule 3.17 collectively constitute all of the Governmental Authorizations necessary to permit Seller to lawfully conduct and operate its business in the manner in which it currently conducts and operates such business and to permit Seller to own and use its assets in the manner in which it currently owns and uses such assets.
     3.18 Legal Proceedings; Orders
          (a) Except as set forth in Schedule 3.18, there is no pending or, to Seller’s Knowledge, threatened Proceeding, by or against Seller no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding.
          (b) Except as set forth in Schedule 3.18:
               (i) there is no Order to which Seller, its business or any of the Assets is subject; and

               (ii) to the Knowledge of Seller, no officer, director, manager, agent or employee of Seller is subject to any Order that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the business of Seller.
          (c) Except as set forth in Schedule 3.18:
               (i) Seller is, and, at all times since December 31, 2004, has been in compliance with all of the terms and requirements of each Order to which it or any of the Assets is or has been subject;
               (ii) To Seller’s Knowledge, no event has occurred or circumstance exists that is reasonably likely to constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which Seller or any of the Assets is subject; and
               (iii) Seller has not received, at any time since December 31, 2004, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any material actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any Order to which Seller or any of the Assets is or has been subject.
     3.19 Absence of Certain Changes and Events
     Except as set forth in Schedule 3.19, since the date of the 2007 Balance Sheet, Seller has conducted its business only in the Ordinary Course of Business and there has not been any:
          (a) change in Seller’s authorized or issued equity securities, grant of any option or right to purchase equity of Seller or issuance of any security convertible into such equity;
          (b) amendment to the Governing Documents of Seller;
          (c) payment (except in the Ordinary Course of Business) or increase by Seller of any bonuses, salaries or other compensation to any member, manager, director, officer or employee or entry into any employment, severance or similar Contract with any manager, director, officer or employee;
          (d) adoption of, amendment to or increase in the payments to or benefits under, any Employee Plan;
          (e) material damage to or destruction or loss of any Asset, whether or not covered by insurance, excluding normal wear and tear;
          (f) entry into, termination of or receipt of notice of termination of (i) any material license, distributorship, dealer, sales representative, joint venture, credit or similar Contract to which Seller is a party, or (ii) any Contract or transaction involving a total remaining commitment by Seller of at least $25,000;

          (g) sale (other than sales of Inventories in the Ordinary Course of Business), lease or other disposition of any material Asset or property of Seller (including the Intellectual Property Assets) or the creation of any Encumbrance on any Asset;
          (h) cancellation or waiver of any claims or rights with a value to Seller in excess of $50,000;
          (i) indication, to Seller’s Knowledge, by any customer or supplier of an intention to discontinue or change the terms of its relationship with Seller;
          (j) material change in the accounting methods used by Seller; or
          (k) Contract by Seller to do any of the foregoing.
     3.20 Contracts; No Defaults
          (a) Schedule 3.20 contains an accurate and complete list, and Seller has delivered to Buyer accurate and complete copies, of:
               (i) each Seller Contract that involves performance of services or delivery of goods or materials by Seller of an amount or value in excess of $25,000;
               (ii) each Seller Contract that involves performance of services or delivery of goods or materials to Seller of an amount or value in excess of $25,000;
               (iii) each Seller Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of Seller in excess of $25,000;
               (iv) each Seller Contract affecting the ownership of, leasing of, title to, use of or any leasehold or other interest in any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $25,000) and with a term of less than one year);
               (v) each Seller Contract with any labor union or other employee representative of a group of employees relating to wages, hours and other conditions of employment;
               (vi) each Seller Contract (however named) involving a sharing of profits, losses, costs or liabilities by Seller with any other Person;
               (vii) each Seller Contract containing covenants that in any way purport to restrict Seller’s business activity or limit the freedom of Seller to engage in any line of business or to compete with any Person;
               (viii) each Seller Contract providing for payments to or by any Person based on sales, purchases or profits, other than direct payments for goods;
               (ix) each power of attorney of Seller that is currently effective and outstanding;

               (x) each pending Seller Contract for capital expenditures in excess of $25,000;
               (xi) each Seller Contract not denominated in U.S. dollars;
               (xii) each written warranty, guaranty or other similar undertaking with respect to contractual performance extended by Seller other than in the Ordinary Course of Business; and
               (xiii) each amendment, supplement and modification (whether oral or written) in respect of any of the foregoing.
          (b) Except as set forth in Schedule 3.20, none of the Members has or may acquire any rights under, and, to Seller’s Knowledge, none has or may become subject to any obligation or liability under, any Contract that relates to the business of Seller or any of the Assets.
          (c) Except as set forth in Schedule 3.20:
               (i) each Contract identified or required to be identified in Schedule 3.20 pursuant to Section 3.20(a) and which is to be assigned to or assumed by Buyer under this Agreement is in full force and effect and is valid and enforceable in accordance with its terms; and
               (ii) each Contract identified or required to be identified in Schedule 3.20 pursuant to Section 3.20(a) and which is being assigned to or assumed by Buyer is assignable by Seller to Buyer without the consent of any other Person.
          (d) Except as set forth in Schedule 3.20:
               (i) Seller is, and at all times since December 31, 2004, has been, in material compliance with all applicable terms and requirements of each Seller Contract which is being assumed by Buyer;
               (ii) To Seller’s Knowledge, each other Person that has or had any obligation or liability under any Seller Contract which is being assigned to Buyer is, and at all times since December 31, 2004, has been, in full compliance with all applicable terms and requirements of such Contract;
               (iii) To Seller’s Knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a Breach of, or give Seller or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any Seller Contract that is being assigned to or assumed by Buyer;
               (iv) no event has occurred or circumstance exists under or by virtue of any Contract that (with or without notice or lapse of time) would cause the creation of any Encumbrance affecting any of the Assets; and
               (v) Seller has not given to or received from any other Person, at any time since December 31, 2005, any notice or other communication (whether oral or written)

regarding any material actual, alleged, possible or potential violation or Breach of, or default under, any Contract which is being assigned to or assumed by Buyer.
          (e) There are no renegotiations of, attempts to renegotiate or, to Seller’s Knowledge, outstanding rights to renegotiate any material amounts paid or payable to Seller under any Contract being assigned to or assumed by Buyer with any Person having the contractual or statutory right to demand or require such renegotiation and no such Person has made written demand for such renegotiation.
          (f) Each Contract relating to the sale, design, manufacture or provision of products or services by Seller has been entered into in the Ordinary Course of Business of Seller and has been entered into without the commission of any act by Seller alone or in concert with any other Person, or any consideration having been paid or promised by Seller, that is or would be in violation of any Legal Requirement.
     3.21 Insurance
          (a) Seller has delivered to Buyer:
               (i) accurate and complete copies of all policies of insurance (and correspondence relating to coverage thereunder) to which Seller is a party or under which Seller is or has been covered at any time since December 31, 2004, a list of which is included in Schedule 3.21(a);
               (ii) accurate and complete copies of all pending applications by Seller for policies of insurance; and
               (iii) any statement by the auditor of Seller’s financial statements or any consultant or risk management advisor with regard to the adequacy of Seller’s coverage or of the reserves for claims.
          (b) Schedule 3.21 describes:
               (i) any self-insurance arrangement by or affecting Seller, including any reserves established thereunder;
               (ii) any Contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk to which Seller is a party or which involves the business of Seller; and
               (iii) all obligations of Seller to provide insurance coverage to Third Parties (for example, under Leases or service agreements) and identifies the policy under which such coverage is provided.
          (c) Schedule 3.21 sets forth, by year, for the current policy year and each of the 3 preceding policy years:
               (i) a summary of the loss experience under each policy of insurance;
               (ii) a statement describing each claim under a policy of insurance for an amount in excess of $25,000, which sets forth:

                    (A) the name of the claimant;
                    (B) a description of the policy by insurer, type of insurance and period of coverage; and
                    (C) the amount and a brief description of the claim; and
               (iii) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.
          (d) Except as set forth in Schedule 3.21:
               (i) to Seller’s Knowledge, all policies of insurance to which Seller is a party or that provide coverage to Seller:
                    (A) are valid, outstanding and enforceable;
                    (B) taken together, provide adequate insurance coverage for the Assets and the operations of Seller for all risks to which Seller is normally exposed; and
                    (C) are sufficient for compliance with all Legal Requirements and Seller Contracts;
               (ii) Seller has not received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights or (B) any notice of cancellation or any other indication that any policy of insurance is no longer in full force or effect or that the issuer of any policy of insurance is not willing or able to perform its obligations thereunder; and
               (iii) Seller has paid all premiums due, and has otherwise performed all of its obligations, under each policy of insurance to which it is a party or that provides coverage to Seller.
     3.22 Environmental Matters
     Except as disclosed in Schedule 3.22:
          (a) Seller is, and at all times has been, in material compliance with, and has not been and is not in violation of or liable under, any Environmental Law. Neither Seller nor any Member has any basis to expect, nor has any of them or, to Seller’s Knowledge, any other Person for whose conduct they are held to be responsible received, any actual or threatened order, notice or other communication from (i) any Governmental Body or private citizen acting in the public interest or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any Facility or other property or asset (whether real, personal or mixed) in which Seller has an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used or processed by Seller or any other Person for whose conduct it is or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled or received.

          (b) There are no pending or, to the Knowledge of Seller, threatened claims, Encumbrances, or other restrictions of any nature resulting from any Environmental, Health and Safety Liabilities or arising under or pursuant to any Environmental Law with respect to or affecting any Facility in which Seller has an interest.
          (c) Neither Seller nor any Member has any Knowledge of or any basis to expect, nor has any of them, or, to Seller’s Knowledge, any other Person for whose conduct they are held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any Facility or property or asset (whether real, personal or mixed) in which Seller has an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used or processed by Seller or any other Person for whose conduct it is or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled or received.
          (d) Neither Seller nor, to Seller’s Knowledge, any other Person for whose conduct it is held responsible has any Environmental, Health and Safety Liabilities with respect to any Facility in which Seller has an interest or at any property geologically or hydrologically adjoining any Facility.
          (e) There are no Hazardous Materials present on or in the Environment at any Facility or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, aboveground or underground storage tanks, landfills, land deposits, dumps, equipment (whether movable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facility or such adjoining property, or incorporated into any structure therein or thereon. Neither Seller nor, to Seller’s Knowledge, any Person for whose conduct it is held responsible, or to the Knowledge of Seller, any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to any Facility or any other property or assets (whether real, personal or mixed) in which Seller has an interest except in full compliance with all applicable Environmental Laws.
          (f) There has been no Release or, to the Knowledge of Seller, Threat of Release, of any Hazardous Materials at or from any Facility or at any other location where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by any Facility in which Seller has an interest, or to the Knowledge of Seller any geologically or hydrologically adjoining property, whether by Seller or any other Person.
          (g) Seller has delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Seller pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance, by Seller or any other Person for whose conduct it is or may be held responsible, with Environmental Laws.
     3.23 Employees
          (a) Schedule 3.23(a) contains a complete and accurate list of the following information for each employee, manager, director, independent contractor, consultant and agent of Seller, including each employee on leave of absence or layoff status: employer; name; job title; date of hiring or engagement; date of commencement of employment or engagement; current compensation paid or payable and any change in compensation since December 31, 2004; sick and vacation leave that is accrued but unused; and service credited for purposes of vesting and eligibility to participate under any Employee Plan, or any other employee or director benefit plan.
          (b) Schedule 3.23(b) contains a complete and accurate list of the following information for each retired employee or director of Seller, or their dependents, receiving benefits or scheduled to receive benefits in the future: name; pension benefits; pension option election; retiree medical insurance coverage; retiree life insurance coverage; and other benefits.
          (c) Schedule 3.23(c) states the number of employees terminated by Seller since December 31, 2004, and contains a complete and accurate list of the following information for each employee of Seller who has been terminated or laid off, or whose hours of work have been reduced by more than 50% by Seller, in the 6 months prior to the date of this Agreement: (i) the date of such termination, layoff or reduction in hours; (ii) the reason for such termination, layoff or reduction in hours; and (iii) the location to which the employee was assigned.
          (d) Seller has not violated the Worker Adjustment and Retraining Notification Act (the “WARN Act”) or any similar state or local Legal Requirement.
          (e) To the Knowledge of Seller, no officer, director or owner of Seller is bound by any Contract that purports to limit the ability of such officer, director or owner to engage in or continue or perform any conduct, activity, duties or practice relating to the business of Seller.
     3.24 Labor Disputes; Compliance
          (a) Seller has complied in all material respects with all Legal Requirements relating to employment practices, terms and conditions of employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, and collective bargaining, the payment of social security and similar Taxes and occupational safety and health. Seller is not liable for the payment of any Taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.
          (b) Except as disclosed in Schedule 3.24, (i) Seller has not been, and is not now, a party to any collective bargaining agreement or other labor contract; (ii) since December 31, 2004, there has not been, there is not presently pending or existing, and to Seller’s Knowledge there is not threatened, any strike, slowdown, picketing, work stoppage or employee grievance process involving Seller; (iii) to Seller’s Knowledge no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute; (iv) there is not pending or, to Seller’s Knowledge, threatened against or affecting Seller any Proceeding relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed with the National Labor Relations Board or any comparable Governmental Body, and there is no organizational activity or other labor dispute against or affecting Seller or the Facilities; (v) to Seller’s Knowledge no application or petition for an election of or for certification of a collective bargaining agent is pending; (vi) no grievance or arbitration Proceeding exists that might have an adverse effect upon Seller or the conduct of its business; (vii) there is no lockout of any employees by Seller, and no such action is contemplated by Seller; and (viii) to Seller’s Knowledge there has been no charge of discrimination filed against or threatened against Seller with the Equal Employment Opportunity Commission or similar Governmental Body.
     3.25 Intellectual Property Assets
          (a) The term “Intellectual Property Assets” means all intellectual property owned or licensed (as licensor or licensee) by Seller in which Seller has a proprietary interest, including:
               (i) Seller’s name, all assumed fictional business names, trade names, registered and unregistered trademarks, service marks and applications (collectively, “Marks”);
               (ii) all patents, patent applications and inventions (collectively, “Patents”);
               (iii) all registered and unregistered copyrights in both published works and unpublished works (collectively, “Copyrights”);
               (iv) all rights in mask works;
               (v) all know-how, trade secrets, confidential or proprietary information, customer lists, Software, technical information, data, process technology, plans, drawings and blue prints (collectively, “Trade Secrets”); and
               (vi) all rights in internet web sites and internet domain names presently operated by Seller (collectively “Net Names”).
          (b) Schedule 3.25(b) contains a complete and accurate list, and Seller has delivered to Buyer accurate and complete copies, of all Seller Contracts relating to the Intellectual Property Assets, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available Software programs with a value of less than $5,000 under which Seller is the licensee. There are no outstanding and, to Seller’s Knowledge, no threatened disputes or disagreements with respect to any such Contract.
          (c) Except as set forth in Schedule 3.25, the Intellectual Property Assets are all those necessary for the operation of Seller’s business as it is currently conducted. Seller is the owner or licensee of all right, title and interest in and to each of the Intellectual Property Assets, free and clear of all Encumbrances, and has the right to use without payment to a Third Party all of the Intellectual Property Assets, other than in respect of licenses listed in Schedule 3.25.
          (d) Seller does not have any Patents.
          (e) (i) Schedule 3.25 contains a complete and accurate list of all registered Marks.
               (ii) All Marks set forth on Schedule 3.25 have been registered with the United States Patent and Trademark Office, are currently in compliance with all formal Legal Requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable and are not subject to any maintenance fees or taxes or actions falling due within 90 days after the Closing Date.
               (iii) No Mark has been or is now involved in any opposition, invalidation or cancellation Proceeding and, to Seller’s Knowledge, no such action is threatened with respect to any of the Marks.
               (iv) To Seller’s Knowledge, there is no potentially interfering trademark or trademark application of any other Person.
               (v) To Seller’s Knowledge no Mark has been challenged or threatened in any way. To Seller’s Knowledge, none of the Marks used by Seller infringes or is alleged to infringe any trade name, trademark or service mark of any other Person.
          (f) Seller does not have any registered Copyrights.
          (g) (i) Seller has taken all reasonable precautions to protect the secrecy, confidentiality and value of all material Trade Secrets.
               (ii) To Seller’s Knowledge no Trade Secret is subject to any adverse claim or has been challenged or threatened in any way or infringes any intellectual property right of any other Person.
          (h) (i) Schedule 3.25 contains a complete and accurate list and summary description of all Net Names.
               (ii) All Net Names have been registered in the name of Seller and are in compliance with all formal Legal Requirements.
               (iii) No Net Name has been or is now involved in any dispute, opposition, invalidation or cancellation Proceeding and, to Seller’s Knowledge, no such action is threatened with respect to any Net Name.
               (iv) To Seller’s Knowledge, there is no domain name application pending of any other person which would or would potentially interfere with or infringe any Net Name.
               (v) To Seller’s Knowledge, no Net Name has been challenged, interfered with or threatened in any way. To Seller’s Knowledge no Net Name infringes, interferes with or is alleged to interfere with or infringe the trademark, copyright or domain name of any other Person.
3.26	Compliance with the Foreign Corrupt Practices Act and Export Control and Anti-Boycott Laws
          (a) Seller and its Representatives have not, to obtain or retain business for Seller, directly or indirectly offered, paid or promised to pay, or authorized the payment of, any money or other thing of value (including any fee, gift, sample, travel expense or entertainment with a value in excess of $100 in the aggregate to any one individual in any year), to:
               (i) any person who is an official, officer, agent, employee or representative of any Governmental Body;

               (ii) any political party or official thereof;
               (iii) any candidate for political or political party office; or
               (iv) any other individual or entity;
while knowing or having reason to believe that all or any portion of such money or thing of value would be offered, given, or promised, directly or indirectly, to any such official, officer, agent, employee, representative, political party, political party official, candidate, individual, or any entity affiliated with such political party or official or political office.
          (b) Except as set forth in Schedule 3.26, Seller has made all payments to Third Parties by check mailed to such Third Parties’ principal place of business or by wire transfer to a bank located in the same jurisdiction as such party’s principal place of business.
          (c) Each transaction is properly and accurately recorded on the books and Records of Seller, and each document upon which entries in Seller’s books and Records are based is complete and accurate in all respects. Seller maintains a system of internal accounting controls adequate to insure that Seller maintains no off-the-books accounts and that Seller’s assets are used only in accordance with Seller’s management directives.
          (d) Seller has at all times been in material compliance with all Legal Requirements relating to export control and trade embargoes.
     3.27 Relationships with Related Persons
     Except as disclosed in Schedule 3.27, neither Seller nor any Member nor any Related Person of any of them has, or since December 31, 2006, has had, any interest in any material property (whether real, personal or mixed and whether tangible or intangible) used in or pertaining to Seller’s business. Neither Seller nor any Member nor any Related Person of any of them owns, or since December 31, 2006, has owned, of record or as a beneficial owner, an equity interest or any other financial or profit interest in any Person that has (a) had business dealings or a material financial interest in any transaction with Seller other than business dealings or transactions disclosed in Schedule 3.27, each of which has been conducted in the Ordinary Course of Business with Seller at substantially prevailing market prices and on substantially prevailing market terms or (b) engaged in competition with Seller with respect to a Competing Business in any market presently served by Seller, except for ownership of less than 2% of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in Schedule 3.27, neither Seller nor any Member nor any Related Person of any of them is a party to any Contract with, or has any claim or right against, Seller.
     3.28 Brokers or Finders
     Neither Seller nor any of its Representatives have incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payments in connection with the sale of Seller’s business or the Assets or the Contemplated Transactions.

     3.29 Securities Law Matters
          (a) Seller is acquiring the Shares for its own account and not with a view to its distribution within the meaning of Section 2(11) of the Securities Act, other than to Seller’s Members and the Principals, each of which is an accredited investor as defined in the Securities Act, which distribution is contemplated immediately following the Closing.
          (b) Seller, Members and Principals confirm that they have received and reviewed the periodic reports on Form 10-K, Form 10-Q, and Form 8-K filed by the Parent with the SEC, and that Parent has made available to Seller, Members and Principals the opportunity to ask questions of the officers of Parent and to acquire such additional information about the business and financial condition of Parent as Seller, Members and Principals have requested, and all such information has been received.
     3.30 Solvency
          (a) Seller is not now insolvent and will not be rendered insolvent by any of the Contemplated Transactions. As used in this section, “insolvent” means that the sum of the debts and other probable Liabilities of Seller exceeds the present fair saleable value of Seller’s assets.
          (b) Immediately after giving effect to the consummation of the Contemplated Transactions: (i) Seller will be able to pay its Liabilities as they become due in the usual course of its business; (ii) Seller will not have unreasonably small capital with which to conduct its present or proposed business; (iii) Seller will have assets (calculated at fair market value) that exceed its Liabilities; and (iv) taking into account all pending and threatened litigation, final judgments against Seller in actions for money damages are not reasonably anticipated to be rendered at a time when, or in amounts such that, Seller will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum probable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered) as well as all other obligations of Seller. The cash available to Seller, after taking into account all other anticipated uses of the cash, will be sufficient to pay all such debts and judgments promptly in accordance with their terms.
4. REPRESENTATIONS AND WARRANTIES OF BUYER
     Buyer and Parent represent and warrant to Seller, Members and Principals as follows:
     4.1 Organization and Good Standing
     Buyer and Parent are corporations organized and in good standing under the laws of the State of Delaware, with corporate authority to conduct their business as it is now conducted.
     4.2 Authority; No Conflict
          (a) This Agreement constitutes the legal, valid and binding obligation of Buyer and Parent, enforceable against Buyer and Parent in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Upon the execution and delivery by Buyer of the each agreement to be executed or delivered by

Buyer at Closing (collectively, the “Buyer’s Closing Documents”), each of the Buyer’s Closing Documents will constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Buyer and Parent have the absolute and unrestricted right, power and authority to execute and deliver this Agreement and the Buyer’s Closing Documents and to perform their obligations under this Agreement and the Buyer’s Closing Documents, including the authorization, issuance, sale and delivery of the Shares, and such action has been duly authorized by all necessary corporate action.
          (b) Neither the execution and delivery of this Agreement by Buyer and Parent nor the consummation or performance of any of the Contemplated Transactions by Buyer and Parent will, directly or indirectly, with or without notice or lapse of time:
               (i) Breach any provision of Buyer’s or Parent’s Governing Documents;
               (ii) Breach any resolution adopted by the board of directors or the shareholders of Buyer or Parent;
               (iii) To Buyer’s Knowledge and Parent’s Knowledge breach or give any Governmental Body or other Person the right to Challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under any Legal Requirement, Governmental Authorization, or Order to which Buyer or Parent may be subject which would have a material adverse effect on Buyer or Parent; or
               (iv) Breach any material Contract to which Buyer or Parent is a party or by which Buyer or Parent may be bound.
     Buyer and Parent are not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions, with the exception of the approval by the AMEX of an additional listing application authorizing the listing of the Shares on the AMEX.
     4.3 Certain Proceedings
     There is no pending Proceeding that has been commenced against Buyer or Parent and that challenges, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions. To Buyer’s Knowledge and Parent’s Knowledge, no such Proceeding has been threatened.
     4.4 Brokers or Finders
     Neither Buyer, Parent, nor any of their Representatives have incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with the Contemplated Transactions.

4.5	Solvency
          (a) Neither Buyer nor Parent is now insolvent and neither will be rendered insolvent by any of the Contemplated Transactions. As used in this section, “insolvent” means that the sum of the debts and other probable Liabilities of Buyer or Parent, as applicable, exceeds the present fair saleable value of Buyer’s or Parent’s assets, as applicable.
          (b) Immediately after giving effect to the consummation of the Contemplated Transactions: (i) Buyer and Parent will be able to pay their Liabilities as they become due in the usual course of its business; (ii) Buyer and Parent will not have unreasonably small capital with which to conduct their present or proposed business; (iii) Buyer and Parent will have assets (calculated at fair market value) that exceed their Liabilities; and (iv) taking into account all pending and threatened litigation, final judgments against Buyer and Parent in actions for money damages are not reasonably anticipated to be rendered at a time when, or in amounts such that, Buyer and Parent will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum probable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered) as well as all other obligations of Buyer and Parent. The cash available to Buyer and Parent, after taking into account all other anticipated uses of the cash, will be sufficient to pay all such debts and judgments promptly in accordance with their terms.
5. COVENANTS OF SELLER PRIOR TO CLOSING
     5.1 Access and Investigation
     Between the date of this Agreement and the Closing Date, and upon reasonable advance notice received from Buyer, Seller shall (and Members shall cause Seller to) (a) afford Buyer and its Representatives and prospective lenders and their Representatives (collectively, “Buyer Group”) full and free access, during regular business hours, to Seller’s personnel, properties, Contracts, Governmental Authorizations, books and Records and other documents and data, such rights of access to be exercised in a manner that does not unreasonably interfere with the operations of Seller; (b) furnish Buyer Group with copies of all such Contracts, Governmental Authorizations, books and Records and other existing documents and data as Buyer may reasonably request; (c) furnish Buyer Group with such additional financial, operating and other relevant data and information as Buyer may reasonably request; and (d) otherwise cooperate and assist, to the extent reasonably requested by Buyer, with Buyer’s investigation of the properties, assets and financial condition related to Seller. In addition, Buyer shall have the right to have the Real Property and Tangible Personal Property inspected by Buyer Group, at Buyer’s sole cost and expense, for purposes of determining the physical condition and legal characteristics of the Real Property and Tangible Personal Property. In the event subsurface or other destructive testing is recommended by any of Buyer Group, Buyer shall be permitted to have the same performed.
     5.2 Operation of the Business of Seller
     Between the date of this Agreement and the Closing, Seller shall (and Members shall cause Seller to):
          (a) conduct its business only in the Ordinary Course of Business;
          (b) except as otherwise directed by Buyer in writing, and without making any commitment on Buyer’s behalf, use its Best Efforts to preserve intact its current business organization, keep available the services of its officers, employees and agents and maintain its relations and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with it;
          (c) confer with Buyer prior to implementing operational decisions of a material nature;
          (d) otherwise report periodically to Buyer concerning the status of its business, operations and finances;
          (e) make no material changes in management personnel without prior consultation with Buyer;
          (f) maintain the Assets in a state of repair and condition that complies with Legal Requirements and is consistent with the requirements and normal conduct of Seller’s business;
          (g) keep in full force and effect, without amendment, all material rights relating to Seller’s business;
          (h) comply with all Legal Requirements and contractual obligations applicable to the operations of Seller’s business;
          (i) continue in full force and effect the insurance coverage under the policies set forth in Schedule 3.21 or substantially equivalent policies;
          (j) except as required to comply with ERISA or to maintain qualification under Section 401(a) of the Code, not amend, modify or terminate any Employee Plan without the express written consent of Buyer, and except as required under the provisions of any Employee Plan, not make any contributions to or with respect to any Employee Plan without the express written consent of Buyer, provided that Seller shall contribute that amount of cash to each Employee Plan necessary to fully fund all of the benefit liabilities of such Employee Plan on a plan-termination basis as of the Closing Date;
          (k) cooperate with Buyer and assist Buyer in identifying the Governmental Authorizations required by Buyer to operate the business from and after the Closing Date and either transferring existing Governmental Authorizations of Seller to Buyer, where permissible, or obtaining new Governmental Authorizations for Buyer;
          (l) upon request from time to time, execute and deliver all documents, make all truthful oaths, testify in any Proceedings and do all other acts that may be reasonably necessary or desirable in the opinion of Buyer to consummate the Contemplated Transactions, all without further consideration; and
          (m) maintain all books and Records of Seller relating to Seller’s business in the Ordinary Course of Business.
     5.3 Negative Covenant
     Except as otherwise expressly permitted herein, between the date of this Agreement and the Closing Date, Seller shall not, and Members shall not permit Seller to, without the prior written Consent of Buyer, (a) take any affirmative action, or fail to take any reasonable action within its control, as a result of which any of the changes or events listed in Sections 3.15 or 3.19 would be likely to occur; (b) make any modification to any material Contract or Governmental Authorization; (c) allow the levels of raw materials, supplies or other materials included in the Inventories to vary materially from the levels customarily maintained; or (d) enter into any compromise or settlement of any litigation, proceeding or governmental investigation relating to the Assets, the business of Seller or the Assumed Liabilities.
     5.4 Required Approvals
     As promptly as practicable after the date of this Agreement, Seller shall make all filings required by Legal Requirements to be made by it in order to consummate the Contemplated Transactions. Seller and Members also shall cooperate with Buyer and its Representatives with respect to all filings that Buyer elects to make or, pursuant to Legal Requirements, shall be required to make in connection with the Contemplated Transactions, including, a filing of Form CBS-1 with the Bulk Sales Unit of the State of Illinois Department of Revenue, and a filing of Form UI-2600 with the State of Illinois Department of Employment Security. Seller and Members also shall cooperate with Buyer and its Representatives in obtaining all Material Consents.
     5.5 Notification
     Between the date of this Agreement and the Closing, Seller and Members shall promptly notify Buyer in writing if any of them becomes aware of (a) any fact or condition that causes or constitutes a Breach of any of Seller’s representations and warranties made as of the date of this Agreement or (b) the occurrence after the date of this Agreement of any fact or condition that would or be reasonably likely to (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had that representation or warranty been made as of the time of the occurrence of, or Seller’s or any Members’ discovery of, such fact or condition. Should any such fact or condition require any change to the Disclosure Schedule, Seller shall promptly deliver to Buyer a supplement to the Disclosure Schedule specifying such change. Such delivery shall not affect any rights of Buyer under Section 9.2 and Article 11. During the same period, Seller and Members also shall promptly notify Buyer of the occurrence of any Breach of any covenant of Seller or Members in this Article 5 or of the occurrence of any event that may make the satisfaction of the conditions in Article 7 impossible or unlikely.
     5.6 No Negotiation
     Until such time as this Agreement shall be terminated pursuant to Section 9.1, neither Seller nor any Member shall directly or indirectly solicit, initiate, encourage or entertain any inquiries or proposals from, discuss or negotiate with, provide any nonpublic information to or consider the merits of any inquiries or proposals from any Person (other than Buyer) relating to any business combination transaction involving Seller, including the sale by Members of their equity in Seller, the merger or consolidation of Seller or the sale of Seller’s business or any of the Assets (other than in the Ordinary Course of Business). Seller and Members shall notify Buyer of any such inquiry or proposal within 24 hours of receipt or awareness of the same by Seller or any Member.
     5.7 Best Efforts
     Seller and Members shall use their Best Efforts to cause the conditions in Article 7 and Section 8.3 to be satisfied.

     5.8 Intentionally Omitted.
     5.9 Payment of Liabilities
     Between the date of this Agreement and Closing, Seller shall pay or otherwise satisfy in the Ordinary Course of Business all of its Liabilities and obligations.
6. COVENANTS OF BUYER PRIOR TO CLOSING
     6.1 Required Approvals
     As promptly as practicable after the date of this Agreement, Buyer shall make, or cause to be made, all filings required by Legal Requirements to be made by it to consummate the Contemplated Transactions. Buyer also shall cooperate, and cause its Related Persons to cooperate, with Seller (a) with respect to all filings Seller shall be required by Legal Requirements to make and (b) in obtaining all Consents identified in Schedule 3.2, provided, however, that Buyer shall not be required to dispose of or make any change to its business, expend any material funds or incur any other burden in order to comply with this Section 6.1.
     6.2 Best Efforts
     Buyer shall use its Best Efforts to cause the conditions in Article 8 and Section 7.3 to be satisfied.
7. CONDITIONS PRECEDENT TO BUYER’S OBLIGATION TO CLOSE
     Buyer’s obligation to purchase the Assets and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):
     7.1 Accuracy of Representations
          (a) All of Seller’s and Members’ representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the time of the Closing as if then made.
          (b) Each of the representations and warranties in Sections 3.2(a) and 3.4, and each of the representations and warranties in this Agreement that contains an express materiality qualification, shall have been accurate in all respects as of the date of this Agreement, and shall be accurate in all respects as of the time of the Closing as if then made.
     7.2 Seller’s Performance
     All of the covenants and obligations that Seller, Members and Principals are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), shall have been duly performed and complied with in all material respects.

     7.3 Consents
     Each of the Material Consents shall have been obtained and shall be in full force and effect.
     7.4 Additional Documents
     Seller, Members, and Principals shall have caused the documents and instruments required by Section 2.7(a) and the following documents to be delivered (or tendered subject only to Closing) to Buyer:
          (a) A statement from the holder of any funded indebtedness for which a lien has been filed against Seller listed on Exhibit 7.4(a), if any, dated the Closing Date, setting forth the principal amount then outstanding on the indebtedness and a payoff letter with respect thereto;
          (b) Such other documents as Buyer may reasonably request for the purpose of:
               (i) evidencing the accuracy of any of Seller’s representations and warranties;
               (ii) evidencing the performance by Seller, Members, and Principals of, or the compliance by Seller, Members, and Principals with, any covenant or obligation required to be performed or complied with by Seller, Member, and Principals;
               (iii) evidencing the satisfaction of any condition referred to in this Article 7; or
               (iv) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.
     7.5 No Proceedings
     Since the date of this Agreement, there shall not have been commenced or threatened against Buyer, or against any Related Person of Buyer, any Proceeding (a) involving any challenge to, or seeking Damages or other relief in connection with, any of the Contemplated Transactions or (b) that may have the effect of preventing, delaying, making illegal, imposing limitations or conditions on or otherwise interfering with any of the Contemplated Transactions.
     7.6 No Conflict
     Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of or cause Buyer or any Related Person of Buyer to suffer any adverse consequence under (a) any applicable Legal Requirement or Order or (b) any Legal Requirement or Order that has been published, introduced or otherwise proposed by or before any Governmental Body.
     7.7 Financial Statements
     Buyer shall have received an audited balance sheet of Seller as at December 31, 2007 (including the notes thereto, the “2007 Balance Sheet”), and the related audited statements of income, changes in members’ equity and cash flows for the year then ended, including in each case the notes thereto, together with the report thereon of Seller’s Accountants, which financial statements shall fairly present the financial condition and the results of operations, changes in members’ equity and cash flows of Seller as of December 31, 2007, and for the year then ended, all in accordance with GAAP (collectively the “2007 Financial Statements”).
     7.8 Lease Agreement
     Buyer shall have either entered into a lease agreement with 1430 Branding, LLC, or shall have taken an assignment of Seller’s current lease agreement with 1430 Branding, LLC, with respect to the office located at 1430 Branding Avenue, Suite 150, Downers Grove, IL, in form and substance satisfactory to Buyer.
     7.9 Governmental Authorizations
     Buyer shall have received such Governmental Authorizations as are necessary or desirable to allow Buyer to operate the Assets from and after the Closing.
     7.10 Employees
          (a) Buyer shall have entered into the Employment Agreements with Post and Maldonado and an employment agreement with Dennis Cullen on the same terms as his current employment agreement.
          (b) Those key employees of Seller identified on Exhibit 7.10, or substitutes therefore who shall be acceptable to Buyer, in its sole discretion, shall have accepted employment with Buyer with such employment to commence on and as of the Closing Date.
          (c) Substantially all other employees of Seller shall be available for hiring by Buyer, in its sole discretion, on and as of the Closing Date.
     7.11 AMEX Approval
     Buyer shall have received approval from the AMEX for the listing of the Shares.
8. CONDITIONS PRECEDENT TO SELLER’S OBLIGATION TO CLOSE
     Seller’s obligation to sell the Assets and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller in whole or in part):
     8.1 Accuracy of Representations
     All of Buyer’s and Parent’s representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the time of the Closing as if then made.

8.2	Buyer’s Performance
     All of the covenants and obligations that Buyer and Parent are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), shall have been performed and complied with in all material respects.
     8.3 Additional Documents
     Buyer shall have caused the documents and instruments required by Section 2.7(b), and such other documents as Seller may reasonably request for the following purposes, to be delivered (or tendered subject only to Closing) to Seller, Members, and Principals:
          (a) evidence of the accuracy of any representation or warranty of Buyer and Parent,
          (b) evidence of the performance by Buyer and Parent of, or the compliance by Buyer and Parent with, any covenant or obligation required to be performed or complied with by Buyer or Parent, as applicable, or
          (c) evidence of the satisfaction of any condition referred to in this Article 8.
9. TERMINATION
     9.1 Termination Events
     By notice given prior to or at the Closing, subject to Section 9.2, this Agreement may be terminated as follows:
          (a) by Buyer if a material Breach of any provision of this Agreement has been committed by Seller, Members or Principals and such Breach has not been waived by Buyer;
          (b) by Seller if a material Breach of any provision of this Agreement has been committed by Buyer and such Breach has not been waived by Seller;
          (c) by mutual consent of Buyer and Seller; or
          (d) by Buyer if the Closing has not occurred on or before February 29, 2008, or such later date as the parties may agree upon, unless the Buyer is in material Breach of this Agreement; or
          (e) by Seller if the Closing has not occurred on or before February 29, 2008, or such later date as the parties may agree upon, unless the Seller, Members or Principals are in material Breach of this Agreement.
     9.2 Effect of Termination
     Each party’s right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all obligations of the parties under this Agreement will terminate, except that the obligations of the parties in this Section 9.2 and Articles 12 and 13 (except for those in Section 13.5) will survive, provided, however, that, if this Agreement is terminated because of a Breach of this Agreement by the non-terminating party or because one or more of the conditions to the terminating party’s obligations under this Agreement is not satisfied as a result of the party’s failure to comply with its obligations under this Agreement, the terminating party’s right to pursue all legal remedies will survive such termination unimpaired.
10. ADDITIONAL COVENANTS
     10.1 Employees and Employee Benefits
          (a) Information on Active Employees. For the purpose of this Agreement, the term “Active Employees” shall mean all employees employed on the Closing Date by Seller for its business who are employed exclusively in Seller’s business as currently conducted, including employees on temporary leave of absence, including family medical leave, military leave, temporary disability or sick leave, but excluding employees on long-term disability leave.
          (b) Employment of Active Employees by Buyer.
               (i) Buyer shall offer employment to those employees of Seller set forth on Exhibit 10.1 (the “Hired Active Employees”) on the terms set forth therein. Subject to Legal Requirements, Buyer will have reasonable access to the Facilities and personnel Records (including performance appraisals, disciplinary actions, grievances and medical Records) of Seller. Effective immediately before the Closing, Seller will terminate the employment of those employees being hired by Buyer.
               (ii) Nothing in this Agreement shall be deemed to prevent or restrict in any way the right of Buyer to terminate, reassign, promote or demote any of the Hired Active Employees after the Closing or to change adversely or favorably the title, powers, duties, responsibilities, functions, locations, salaries, other compensation or terms or conditions of employment of such employees.
          (c) Salaries and Benefits.
               (i) Seller shall be responsible for (A) the payment of all wages and other remuneration due to Active Employees with respect to their services as employees of Seller through the close of business on the Closing Date, including pro rata bonus payments and all vacation pay earned prior to the Closing Date; and (B) the payment of any termination or severance payments and the provision of health plan continuation coverage in accordance with the requirements of COBRA and Sections 601 through 608 of ERISA.
               (ii) Seller shall be liable for any claims made or incurred by Active Employees and their beneficiaries through the Closing Date under the Employee Plans. For purposes of the immediately preceding sentence, a charge will be deemed incurred, in the case of hospital, medical or dental benefits, when the services that are the subject of the charge are performed and, in the case of other benefits (such as disability or life insurance), when an event has occurred or when a condition has been diagnosed that entitles the employee to the benefit.
          (d) Seller’s Retirement Plans. All Hired Active Employees who are participants in Seller’s retirement plans shall retain their accrued benefits under Seller’s retirement plans as of the Closing Date, and Seller (or Seller’s retirement plans) shall retain sole liability for the payment of such benefits as and when such Hired Active Employees become eligible therefore under such plans. All Hired Active Employees shall become fully vested in their accrued benefits under Seller’s retirement plans as of the Closing Date, and Seller will so amend such plans if necessary to achieve this result. Seller shall cause the assets of each Employee Plan to equal or exceed the benefit liabilities of such Employee Plan on a plan-termination basis as of the Effective Time.
          (e) No Transfer of Assets. Neither Seller nor Members nor their respective Related Persons will make any transfer of pension or other employee benefit plan assets to Buyer.
          (f) Bargaining Matters. Buyer will set its own initial terms and conditions of employment for the Hired Active Employees and others it may hire, including work rules, benefits and salary and wage structure, all as permitted by law. Seller shall be solely liable for any severance payment required to be made to its employees due to the Contemplated Transactions.
          (g) General Employee Provisions.
               (i) Seller and Buyer shall give any notices required by Legal Requirements and take whatever other actions with respect to the plans, programs and policies described in this Section 10.1 as may be necessary to carry out the arrangements described in this Section 10.1.
               (ii) Seller and Buyer shall provide each other with such plan documents and summary plan descriptions, employee data or other information as may be reasonably required to carry out the arrangements described in this Section 10.1.
               (iii) If any of the arrangements described in this Section 10.1 are determined by the IRS or other Governmental Body to be prohibited by law, Seller and Buyer shall modify such arrangements to as closely as possible reflect their expressed intent and retain the allocation of economic benefits and burdens to the parties contemplated herein in a manner that is not prohibited by law.
               (iv) Seller shall provide Buyer with completed I-9 forms and attachments with respect to all Hired Active Employees, except for such employees as Seller certifies in writing to Buyer are exempt from such requirement.
               (v) Buyer shall not have any responsibility, liability or obligation, whether to Active Employees, former employees, their beneficiaries or to any other Person, with respect to any employee benefit plans, practices, programs or arrangements (including the establishment, operation or termination thereof and the notification and provision of COBRA coverage extension) maintained by Seller.
     10.2 Payment of all Taxes Resulting from Sale of Assets by Seller
     Seller shall pay in a timely manner all Taxes imposed on Seller, Members, or Principals resulting from or payable in connection with the sale of the Assets pursuant to this Agreement.
     10.3 Payment of Other Retained Liabilities
     In addition to payment of Taxes pursuant to Section 10.2, Seller shall pay, or make adequate provision for the payment, in full all of the Retained Liabilities and other Liabilities of

Seller under this Agreement. Buyer shall have the right to pay in full at Closing, and offset any amounts so paid at Closing against the Cash Consideration payable pursuant to Section 2.3(b)(i), any payroll taxes for periods prior to the Closing and any indebtedness listed on Schedule 7.4(a).
     10.4 Restrictions on Seller Dissolution and Distributions
     Seller shall not dissolve until two and one half years after the Closing Date. Seller shall reserve or make adequate provisions, in its reasonable determination, to satisfy its obligations pursuant to Sections 10.2 and 10.3.
     10.5 Removing Excluded Assets
     Within 30 days following the Closing Date, Seller shall remove all Excluded Assets from all Facilities and other Real Property to be occupied by Buyer. Such removal shall be done in such manner as to avoid any damage to the Facilities and other properties to be occupied by Buyer and any disruption of the business operations to be conducted by Buyer after the Closing. Any material damage to the Assets or to the Facilities resulting from such removal shall be paid by Seller at the Closing. Should Seller fail to remove the Excluded Assets as required by this Section, Buyer shall have the right, but not the obligation, (a) to remove the Excluded Assets at Seller’s sole cost and expense; (b) to store the Excluded Assets and to charge Seller all storage costs associated therewith; (c) to treat the Excluded Assets as unclaimed and to proceed to dispose of the same under the laws governing unclaimed property; or (d) to exercise any other right or remedy conferred by this Agreement or otherwise available at law or in equity. Seller shall promptly reimburse Buyer for all costs and expenses incurred by Buyer in connection with any Excluded Assets not removed by Seller on or before the Closing Date.
     10.6 Reports and Returns
     Seller shall promptly after the Closing prepare and file all reports and returns required by Legal Requirements relating to the business of Seller as conducted using the Assets, to and including the Closing Date.
     10.7 Assistance in Proceedings
     Buyer, Seller, Members and Principals will cooperate with each other and their respective counsel in the contest or defense of, and make available its personnel and provide any testimony and access to its books and Records in connection with, any Proceeding involving or relating to (a) any Contemplated Transaction or (b) any action, activity, circumstance, condition, conduct, event, fact, failure to act, incident, occurrence, plan, practice, situation, status or transaction on or before the Closing Date involving Seller or its business or Member or Principal; provided, the foregoing shall not apply, except to the extent required by law, to the extent of any adverse Proceeding by and among the parties hereto.
     10.8 Non-Competition, Non-Solicitation and Non-Disparagement
          (a) Non-Competition. For a period of 3 years after the Closing Date (the “Restrictive Period”), neither Seller nor Members shall, anywhere in Canada, Mexico, the states of Michigan, Illinois, or any other state in which the Buyer or Parent conduct business during the Restrictive Period, directly or indirectly invest in, own, manage, operate, finance, control, advise, render services to or guarantee the obligations of any Person engaged in or planning to become engaged in the business of time critical, time sensitive, and cost sensitive domestic or foreign surface, air or ocean freight forwarding services (“Competing Business”), provided, however, that Seller and Members may purchase or otherwise acquire up to (but not more than) 2.0% of any class of the securities of any Person (but may not otherwise participate in the activities of such Person) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Exchange Act.
          Notwithstanding anything to the contrary contained herein, the parties acknowledge and agree that the following shall not be deemed to violate this Agreement; Daniel Para serving as a director of a bank; real estate investing including ownership of the Subsidiary’s premises in Illinois; book publishing and venture capital investing in non-competitive businesses or John Musolino providing consulting and/or advisory services to any Person provided that John Musolino does not use any Confidential Information in connection with such advisory and/or consulting services.
          (b) Non-Solicitation. During the Restrictive Period neither Seller nor Members shall , directly or indirectly:
               (i) solicit the business of any Person who is a customer of Buyer or Parent with respect to the Business or any other business which Buyer or Parent is in or engages in during the Restrictive Period;
               (ii) cause, induce or attempt to cause or induce any customer, supplier, licensee, licensor, franchisee, employee, consultant or other business relation of Buyer or Parent to cease doing business with Buyer or Parent, to deal with any competitor of Buyer or Parent or in any way interfere with its relationship with Buyer or Parent;
               (iii) cause, induce or attempt to cause or induce any customer, supplier, licensee, licensor, franchisee, employee, consultant or other business relation of Seller on the Closing Date or within the year preceding the Closing Date to cease doing business with Buyer or Parent, to deal with any competitor of Buyer or Parent or in any way interfere with its relationship with Buyer or Parent; or
               (iv) knowingly hire, retain or attempt to hire or retain any employee or independent contractor of Buyer or Parent other than an employee or independent contractor who responds to a general advertisement or whose employment has already been terminated or in any way interfere with the relationship between Buyer or Parent and any of their employees or independent contractors.
          (c) Non-disparagement. After the Closing Date, Seller, Members, and Principals shall not disparage Buyer or Parent or any of their shareholders, directors, officers, employees or agents, and Buyer and Parent shall not disparage Seller, Members, or Principals.
          (d) Modification of Covenant. If a final judgment of a court or tribunal of competent jurisdiction determines that any term or provision contained in Section 10.8(a) through (c) is invalid or unenforceable, then the parties agree that the court or tribunal will have the power to reduce the scope, duration or geographic area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. This Section 10.8 will be enforceable as so modified after the expiration of the time within which the judgment may be appealed. This Section 10.8 is reasonable and necessary to protect and preserve Buyer’s and Parent’s legitimate business interests and the value of the Assets and to prevent any unfair advantage conferred on Seller or Members.
     10.9 Customer and Other Business Relationships
     After the Closing, Seller, Members, and Principals will provide reasonable cooperation to Buyer and Parent, at Buyer’s expense, in its efforts to continue and maintain for the benefit of Buyer and Parent those business relationships of Seller existing prior to the Closing and relating to the business to be operated by Buyer and Parent after the Closing, including relationships with lessors, employees, regulatory authorities, licensors, customers, suppliers and others, and Seller will satisfy the Retained Liabilities in a manner that is not detrimental to any of such relationships. Seller will refer to Buyer all inquiries relating to such business. Neither Seller nor any of its officers, employees, agents or members shall knowingly take any action that would tend to diminish the value of the Assets after the Closing or that would interfere with the business of Buyer or Parent to be engaged in after the Closing.
     10.10 Retention of and Access to Records
     After the Closing Date, Buyer shall retain for a period consistent with Buyer’s record-retention policies and practices those Records of Seller delivered to Buyer. Buyer also shall provide Seller and Members and their Representatives reasonable access thereto, during normal business hours and on at least three days’ prior written notice, to enable them to prepare financial statements or tax returns or deal with tax audits. After the Closing Date, Seller shall provide Buyer and its Representatives reasonable access to Records that are Excluded Assets, during normal business hours and on at least three days’ prior written notice, for any reasonable business purpose related to the Contemplated Transactions specified by Buyer in such notice.
     10.11 Board Seat
     Parent shall expand its Board of Directors by one seat and shall appoint Para to Parent’s Board of Directors effective as of the Closing Date.
     10.12 Working Capital True-Up
     In addition to the working capital adjustment described in Section 2.9, on the first anniversary of the Closing Date, the parties will “true-up” the Closing Working Capital, in order to adjust for (i) expenses which were less than or greater than the expenses contained on the Closing Balance Sheet, net of reserves and (ii) the excess or deficiency of collections of receivables, net of reserves. To the extent that the net adjustments are positive or negative by in excess of $50,000, such adjustments will be added to or subtracted from the 2008 Earn Out Amount and such adjustments shall not impact 2008 Business EBITDA. In the event the Seller and Buyer cannot agree on the “true-up,” any disputes will be resolved as provided in Section 2.9.
     10.13 Further Assurances
     Subject to the proviso in Section 6.1, the parties shall cooperate reasonably with each other and with their respective Representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement, and shall (a) furnish upon request to each other such further information; (b) execute and deliver to each other such other documents; and (c) do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the Contemplated Transactions.
     10.14 Allocation
     The Purchase Price shall be allocated in accordance with the agreement of the parties post Closing. After the Closing, the parties shall make consistent use of the allocation, fair market value and useful lives specified in Exhibit 2.5 for all Tax purposes and in all filings, declarations and reports with the IRS in respect thereof, including the reports required to be filed under Section 1060 of the Code. Buyer shall prepare and deliver IRS Form 8594 to Seller within 45 days after the Closing Date to be filed with the IRS. In any Proceeding related to the determination of any Tax, neither Buyer nor Seller or Members shall contend or represent that such allocation is not a correct allocation.
     10.15 Change of Name
     Immediately upon the termination of the Transition Services Agreement, Seller shall (a) amend its Governing Documents and take all other actions necessary to change its name to one sufficiently dissimilar to Seller’s present name, in Buyer’s judgment, to avoid confusion and (b) take all actions requested by Buyer to enable Buyer to use Seller’s present name.
11. INDEMNIFICATION; REMEDIES
     11.1 Survival
     All representations, warranties, covenants and obligations in this Agreement, the Disclosure Schedule, the supplements to the Disclosure Schedule, and any other certificate or document delivered pursuant to this Agreement shall survive the Closing and the consummation of the Contemplated Transactions, subject to Section 11.7.
     11.2 Indemnification and Reimbursement by Seller and Members
     Seller and each Principal, jointly and severally, will indemnify and hold harmless Buyer, Parent, and their Representatives, shareholders, subsidiaries and Related Persons (collectively, the “Buyer Indemnified Persons”), and will reimburse the Buyer Indemnified Persons for any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys’ fees and expenses) or diminution of value, whether or not involving a Third-Party Claim (collectively, “Damages”), arising from or in connection with:
          (a) any Breach of any representation or warranty made by Seller, any Member, or any Principal in this Agreement, any transfer instrument or any other certificate, document, writing or instrument delivered by Seller, any Member, or any Principal pursuant to this Agreement;
          (b) any Breach of any covenant or obligation of Seller, any Member, or any Principal in this Agreement or in any other certificate, document, writing or instrument delivered by Seller or any Member pursuant to this Agreement;
          (c) any Liability arising out of the ownership or operation of the Assets prior to the Closing Date other than the Assumed Liabilities;

          (d) any brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding made, or alleged to have been made, by any Person with Seller, any Member, any Principal (or any Person acting on their behalf) in connection with any of the Contemplated Transactions;
          (e) any product or component thereof manufactured by or shipped, or any services provided by, Seller, in whole or in part, prior to the Closing Date, except with respect to the Assumed Liabilities;
          (f) any matter disclosed in Schedules to the Disclosure Schedule;
          (g) any noncompliance with any Bulk Sales Laws or fraudulent transfer law in respect of the Contemplated Transactions;
          (h) any Employee Plan established or maintained by Seller; or
          (i) any Retained Liabilities.
     11.3 Intentionally Omitted.
     11.4 Indemnification and Reimbursement by Buyer
     Buyer and Parent, jointly and severally, will indemnify and hold harmless Seller, each Member, each Principal, and their respective Representatives, shareholders, subsidiaries and Related Persons (collectively, the “Seller Indemnified Persons”) and will reimburse Seller Indemnified Persons for any Damages arising from or in connection with:
          (a) any Breach of any representation or warranty made by Buyer or Parent in this Agreement or in any certificate, document, writing or instrument delivered by Buyer or Parent pursuant to this Agreement;
          (b) any Breach of any covenant or obligation of Buyer or Parent in this Agreement or in any other certificate, document, writing or instrument delivered by Buyer or Parent pursuant to this Agreement;
          (c) any claim by any Person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer or Parent (or any Person acting on Buyer’s or Parent’s behalf) in connection with any of the Contemplated Transactions;
          (d) any Liability arising out of the ownership or operation of the Assets after to the Closing Date other than the Retained Liabilities;
          (e) any product or component thereof manufactured by or shipped, or any services provided by, Buyer, in whole or in part, after the Closing Date, except with respect to the Retained Liabilities; or
          (f) any Assumed Liabilities.

11.5	Limitations on Amount—Seller and Members
     Seller and Members shall have no liability (for indemnification or otherwise) with respect to claims under Section 11.2(a) until the total of all Damages with respect to all such matters exceeds $50,000, and then only for the amount by which all such Damages exceed $50,000. However, the $50,000 basket will not apply to claims under Section 11.2(b) through (j) or to matters arising in respect of Sections 3.9, 3.14, 3.22, 3.27, 3.28 or 3.30 or to any Breach of any of Seller’s, Members’, or Principals’ representations and warranties of which the Seller, any Member or any Principal had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by Seller, any Member, or any Principal of any covenant or obligation, and Seller, Members, and Principals will be jointly and severally liable for all Damages with respect to such Breaches. The liability for matters arising in respect of Section 3.11 will be payable as part of the “true-up” described in Section 10.12. The aggregate liability of Seller, Members and Principals with respect to claims under Section 10.12 and 11.2 shall not exceed the amount payable under Section 2.3(b)(ii).
     11.6 Limitations on Amount—Buyer
     Buyer and Parent will have no liability (for indemnification or otherwise) with respect to claims under Section 11.4(a) until the total of all Damages with respect to all such matters exceeds $50,000, and then only for the amount by which all such Damages exceed $50,000. However, the $50,000 basket will not apply to claims under Section 11.4(b) through (f) or matters arising in respect of Section 4.4 or to any Breach of any of Buyer’s or Parent’s representations and warranties of which Buyer or Parent had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by Buyer or Parent of any covenant or obligation, and Buyer and Parent will be jointly and severally liable for all Damages with respect to such Breaches. The aggregate liability of Buyer and Parent with respect to claims under Section 10.12 and 11.4 shall not exceed the amount payable under Section 2.3(b)(ii).
     11.7 Time Limitations
          (a) Seller, Members, and Principals will have liability with respect to claims under Section 11.2 only if on or before January 31, 2010, Buyer or Parent notifies Seller, Members, and Principals of a claim specifying the factual basis of the claim in reasonable detail to the extent then known by Buyer or Parent, as the case may be.
          (b) Buyer and Parent will have liability with respect to claims under Section 11.4 only if on or before January 31, 2010, Seller, Members, or Principals notify Buyer of a claim specifying the factual basis of the claim in reasonable detail to the extent then known by Seller, Members, or Principals, as the case may be.
     11.8 Satisfaction by Setoff; Arbitration
     Amounts payable by Seller, Members, and Principals with respect to claims under Article 11 shall be satisfied solely by offset against amounts they are entitled to receive under Section 2.3(b)(ii). Upon notice to Seller, Members and Principals specifying in reasonable detail the basis therefore, Parent may set off any amount to which the Buyer Indemnified Persons may be entitled under this Article 11 against the amount payable by Buyer to Seller under Section 2.3(b)(ii). Further, at the time Buyer makes the payment under Section 2.3(b)(ii), Buyer shall holdback from the amount of said payment the amount, determined by Parent in its sole discretion, as may be necessary to fund any outstanding claims for indemnification by the Buyer Indemnified Persons under this Article 11 (“Pending Holdback Claims”). All remaining funds held with respect to Pending Holdback Claims shall be distributed to Seller upon the final resolution of the related Pending Holdback Claims. In the event that Parent notifies Seller that it is going to offset or hold back any amounts payable under Section 2.3(b)(ii), Parent, and Seller shall attempt to resolve the dispute. In the event that they cannot resolve the dispute within 30 days after Parent delivers notice to Seller, the disputed amount shall be deposited by Buyer and Parent into an interest bearing escrow account pending final adjudication of the dispute and such disputed items will be adjudicated by the accountants as provided in Section 2.9, or if such dispute cannot be resolved by accountants, then by an arbitrator selected by one arbitrator selected by each of Parent and Seller.
     11.9 Third-Party Claims
          (a) Promptly after receipt by a Person entitled to indemnity under Section 11.2 or 11.4 (an “Indemnified Person”) of notice of the assertion of a Third-Party Claim against it, such Indemnified Person shall give notice to the Person obligated to indemnify under such Section (an “Indemnifying Person”) of the assertion of such Third-Party Claim, provided that the failure to notify the Indemnifying Person will not relieve the Indemnifying Person of any liability that it may have to any Indemnified Person, except to the extent that the Indemnifying Person demonstrates that the defense of such Third-Party Claim is prejudiced by the Indemnified Person’s failure to give such notice.
          (b) If an Indemnified Person gives notice to the Indemnifying Person pursuant to Section 11.9(a) of the assertion of a Third-Party Claim, the Indemnifying Person shall be entitled to participate in the defense of such Third-Party Claim and, to the extent that it wishes (unless (i) the Indemnifying Person is also a Person against whom the Third-Party Claim is made and the Indemnified Person determines in good faith that joint representation would be inappropriate or (ii) the Indemnifying Person fails to provide reasonable assurance to the Indemnified Person of its financial capacity to defend such Third-Party Claim and provide indemnification with respect to such Third-Party Claim), to assume the defense of such Third-Party Claim with counsel satisfactory to the Indemnified Person. After notice from the Indemnifying Person to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person shall not, so long as it diligently conducts such defense, be liable to the Indemnified Person under this Article 11 for any fees of other counsel or any other expenses with respect to the defense of such Third-Party Claim, in each case subsequently incurred by the Indemnified Person in connection with the defense of such Third-Party Claim, other than reasonable costs of investigation. If the Indemnifying Person assumes the defense of a Third-Party Claim, (i) such assumption will conclusively establish for purposes of this Agreement that the claims made in that Third-Party Claim are within the scope of and subject to indemnification, and (ii) no compromise or settlement of such Third-Party Claims may be effected by the Indemnifying Person without the Indemnified Person’s Consent unless (A) there is no finding or admission of any violation of Legal Requirement or any violation of the rights of any Person; (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Person; and (C) the Indemnified Person shall have no liability with respect to any compromise or settlement of such Third-Party Claims effected without its Consent. If notice is given to an Indemnifying Person of the assertion of any Third-Party Claim and the Indemnifying Person does not, within 10 days after the Indemnified Person’s notice is given, give notice to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person will be bound by any determination made in such Third-Party Claim or any compromise or settlement effected by the Indemnified Person.

          (c) Notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a Third-Party Claim may adversely affect it or its Related Persons other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to the Indemnifying Person, assume the exclusive right to defend, compromise or settle such Third-Party Claim, but the Indemnifying Person will not be bound by any determination of any Third-Party Claim so defended for the purposes of this Agreement or any compromise or settlement effected without its Consent (which may not be unreasonably withheld).
          (d) Notwithstanding the provisions of Section 13.4, Seller and each Member hereby consent to the nonexclusive jurisdiction of any court in which a Proceeding in respect of a Third-Party Claim is brought against any Buyer Indemnified Person for purposes of any claim that a Buyer Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein and agree that process may be served on Seller and Members with respect to such a claim anywhere in the world.
          (e) With respect to any Third-Party Claim subject to indemnification under this Article 11: (i) both the Indemnified Person and the Indemnifying Person, as the case may be, shall keep the other Person fully informed of the status of such Third-Party Claim and any related Proceedings at all stages thereof where such Person is not represented by its own counsel, and (ii) the parties agree (each at the Indemnifying Party’s expense) to render to each other such assistance as they may reasonably require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any Third-Party Claim.
          (f) With respect to any Third-Party Claim subject to indemnification under this Article 11, the parties agree to cooperate in such a manner as to preserve in full (to the extent possible) the confidentiality of all Confidential Information and the attorney-client and work-product privileges. In connection therewith, each party agrees that: (i) it will use its Best Efforts, in respect of any Third-Party Claim in which it has assumed or participated in the defense, to avoid production of Confidential Information (consistent with applicable law and rules of procedure), and (ii) all communications between any party hereto and counsel responsible for or participating in the defense of any Third-Party Claim shall, to the extent possible, be made so as to preserve any applicable attorney-client or work-product privilege.
     11.10 Other Claims
     A claim for indemnification for any matter not involving a Third-Party Claim may be asserted by notice to the party from whom indemnification is sought and shall be paid promptly to the extent not disputed after such notice, by setoff set forth in Section 11.8 and if subject to dispute, upon conclusion of the arbitration provided for in Section 11.8.
12. CONFIDENTIALITY
     12.1 Definition of Confidential Information
          (a) As used in this Article 12, the term “Confidential Information” includes any and all of the following information of Seller, Buyer, Parent, Members, or Principals that has been or may hereafter be disclosed in any form, whether in writing, orally, electronically or otherwise, or otherwise made available by observation, inspection or otherwise by either party (Buyer and Parent collectively on the one hand or Seller, Members, and Principals collectively, on the other hand) or its Representatives (collectively, a “Disclosing Party”) to the other party or its Representatives (collectively, a “Receiving Party”):
               (i) all information that is a trade secret under applicable trade secret or other law;
               (ii) all information concerning product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer hardware, Software and computer software and database technologies, systems, structures and architectures;
               (iii) all information concerning the business and affairs of the Disclosing Party (which includes historical and current financial statements, financial projections and budgets, tax returns and accountants’ materials, historical, current and projected sales, capital spending budgets and plans, business plans, strategic plans, marketing and advertising plans, publications, client and customer lists and files, contracts, the names and backgrounds of key personnel and personnel training techniques and materials, however documented), and all information obtained from review of the Disclosing Party’s documents or property or discussions with the Disclosing Party regardless of the form of the communication; and
               (iv) all notes, analyses, compilations, studies, summaries and other material prepared by the Receiving Party to the extent containing or based, in whole or in part, upon any information included in the foregoing.
          (b) Any trade secrets of a Disclosing Party shall also be entitled to all of the protections and benefits under applicable trade secret law and any other applicable law. If any information that a Disclosing Party deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Article 12, such information shall still be considered Confidential Information of that Disclosing Party for purposes of this Article 12 to the extent included within the definition. In the case of trade secrets, each of Buyer, Parent, Seller and Members hereby waives any requirement that the other party submit proof of the economic value of any trade secret or post a bond or other security.
     12.2 Restricted use of Confidential Information
          (a) Each Receiving Party acknowledges the confidential and proprietary nature of the Confidential Information of the Disclosing Party and agrees that such Confidential Information (i) shall be kept confidential by the Receiving Party; (ii) shall not be used for any reason or purpose other than to evaluate and consummate the Contemplated Transactions; and (iii) without limiting the foregoing, shall not be disclosed by the Receiving Party to any Person, except in each case as otherwise expressly permitted by the terms of this Agreement or with the prior written consent of an authorized representative of Seller with respect to Confidential Information of Seller or Members (each, a “Seller Contact”) or an authorized representative of Parent with respect to Confidential Information of Buyer or Parent (each, a “Buyer Contact”). Each of Buyer and Parent and Seller and Members shall disclose the Confidential Information of the other party only to its Representatives who require such material for the purpose of evaluating the Contemplated Transactions and are informed by Buyer, Parent, Seller or Members, as the case may be, of the obligations of this Article 12 with respect to such information. Each of Buyer, Parent, Seller and Members shall (iv) enforce the terms of this Article 12 as to its respective Representatives; (v) take such action to the extent necessary to cause its Representatives to comply with the terms and conditions of this Article 12; and (vi) be responsible and liable for any breach of the provisions of this Article 12 by it or its Representatives.
          (b) Unless and until this Agreement is terminated, Seller and any Member shall maintain as confidential any Confidential Information (including for this purpose any information of Seller or Members of the type referred to in Sections 12.1(a)(i), (ii) and (iii), whether or not disclosed to Buyer or Parent) of the Seller or Members relating to any of the Assets or the Assumed Liabilities. Notwithstanding the preceding sentence, Seller may use any Confidential Information of Seller before the Closing in the Ordinary Course of Business in connection with the transactions permitted by Section 5.2.
          (c) From and after the Closing, the provisions of Section 12.2(a) above shall not apply to or restrict in any manner Buyer’s or Parent’s use of any Confidential Information of the Seller or Members relating to any of the Assets or the Assumed Liabilities.
     12.3 Exceptions
     Sections 12.2(a) and (b) do not apply to that part of the Confidential Information of a Disclosing Party that a Receiving Party demonstrates (a) was, is or becomes generally available to the public other than as a result of a breach of this Article 12 or the Confidentiality Agreement by the Receiving Party or its Representatives; (b) was or is developed by the Receiving Party independently of and without reference to any Confidential Information of the Disclosing Party; or (c) was, is or becomes available to the Receiving Party on a non-confidential basis from a Third Party not bound by a confidentiality agreement or any legal, fiduciary or other obligation restricting disclosure. Neither Seller nor any Member shall disclose any Confidential Information of Seller or Members relating to any of the Assets or the Assumed Liabilities in reliance on the exceptions in clauses (b) or (c) above.
     12.4 Legal Proceedings
     If a Receiving Party becomes compelled in any Proceeding or is requested by a Governmental Body having regulatory jurisdiction over the Contemplated Transactions to make any disclosure that is prohibited or otherwise constrained by this Article 12, that Receiving Party shall provide the Disclosing Party with prompt notice of such compulsion or request so that it may seek an appropriate protective order or other appropriate remedy or waive compliance with the provisions of this Article 12. In the absence of a protective order or other remedy, the Receiving Party may disclose that portion (and only that portion) of the Confidential Information of the Disclosing Party that, based upon advice of the Receiving Party’s counsel, the Receiving Party is legally compelled to disclose or that has been requested by such Governmental Body, provided, however, that the Receiving Party shall use reasonable efforts to obtain reliable assurance that confidential treatment will be accorded by any Person to whom any Confidential Information is so disclosed. The provisions of this Section 12.4 do not apply to any Proceedings between the parties to this Agreement.
     12.5 Return or Destruction of Confidential Information
     If this Agreement is terminated, each Receiving Party shall (a) destroy all Confidential Information of the Disclosing Party prepared or generated by the Receiving Party without retaining a copy of any such material; (b) promptly deliver to the Disclosing Party all other Confidential Information of the Disclosing Party, together with all copies thereof, in the possession, custody or control of the Receiving Party or, alternatively, with the written consent of a Seller Contact or a Buyer Contact (whichever represents the Disclosing Party) destroy all such Confidential Information; and (c) certify all such destruction in writing to the Disclosing Party, provided, however, that the Receiving Party may retain a list that contains general descriptions of the information it has returned or destroyed to facilitate the resolution of any controversies after the Disclosing Party’s Confidential Information is returned.
     12.6 Attorney-Client Privilege
     The Disclosing Party is not waiving, and will not be deemed to have waived or diminished, any of its attorney work product protections, attorney-client privileges or similar protections and privileges as a result of disclosing its Confidential Information (including Confidential Information related to pending or threatened litigation) to the Receiving Party, regardless of whether the Disclosing Party has asserted, or is or may be entitled to assert, such privileges and protections. The parties (a) share a common legal and commercial interest in all of the Disclosing Party’s Confidential Information that is subject to such privileges and protections; (b) are or may become joint defendants in Proceedings to which the Disclosing Party’s Confidential Information covered by such protections and privileges relates; (c) intend that such privileges and protections remain intact should either party become subject to any actual or threatened Proceeding to which the Disclosing Party’s Confidential Information covered by such protections and privileges relates; and (d) intend that after the Closing the Receiving Party shall have the right to assert such protections and privileges. No Receiving Party shall admit, claim or contend, in Proceedings involving either party or otherwise, that any Disclosing Party waived any of its attorney work-product protections, attorney-client privileges or similar protections and privileges with respect to any information, documents or other material not disclosed to a Receiving Party due to the Disclosing Party disclosing its Confidential Information (including Confidential Information related to pending or threatened litigation) to the Receiving Party.
13. GENERAL PROVISIONS
     13.1 Expenses
     Except as otherwise provided in this Agreement, each party to this Agreement will bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the Contemplated Transactions, including all fees and expense of its Representatives. If this Agreement is terminated, the obligation of each party to pay its own fees and expenses will be subject to any rights of such party arising from a Breach of this Agreement by another party.
     13.2 Public Announcements
     Any public announcement, press release or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Parent and Seller determine, subject to Parent’s obligations under applicable securities laws. Except with the prior consent of Parent or as permitted by this Agreement, neither Seller, Members, Principals, nor any of their Representatives shall disclose to any Person any information about the Contemplated Transactions, including the status of such discussions or negotiations, the execution of any documents (including this Agreement) or any of the terms of the Contemplated Transactions or the related documents (including this Agreement). Seller and Parent will consult with each other concerning the means by which Seller’s employees, customers, suppliers and others having dealings with Seller will be informed of the Contemplated Transactions, and Buyer and Parent will have the right to be present for any such communication.
     13.3 Notices
     All notices, Consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other parties):

Seller, Members, or Principals:	c/o Daniel Para
1430 Branding Avenue
Suite 155
Downers Grove, IL 60515
Fax no.:	(630) 323-7496
E-mail address:	CGLQB@aol.com

with a copy to:	Goldberg Kohn Bell Black
Rosenbloom & Moritz, Ltd.
55 East Monroe, Suite 3300
Chicago, IL 60603-5792
Attention:	Denise B. Caplan
Fax no.:	(312) 863-7401
E-mail address:	denise.caplan@goldbergkohn.com

Buyer or Parent:	Express-1 Expedited Solutions, Inc.
429 Post Road
Buchanan, Michigan 49107
Attention:	Mark Patterson
Fax no.:	(269) 695-7458
E-mail address:	mark.patterson@express-1.com

with a copy to:	Arnstein & Lehr, LLP
200 East Las Olas Boulevard, Ste. 1700
Fort Lauderdale, Florida 33301
Attention:	Clint J. Gage
Fax no.:	(954) 713-7800
E-mail address:	cjgage@arnstein.com
     13.4 Jurisdiction; Service of Process
     Any Proceeding arising out of or relating to this Agreement or any Contemplated Transaction may be brought in the courts of the State of Michigan, County of Berrien, or, if it has

or can acquire jurisdiction, in the United States District Court for the Western District of Michigan, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the Proceeding shall be heard and determined only in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement or any Contemplated Transaction in any other court. The parties agree that either or both of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum. Process in any Proceeding referred to in the first sentence of this section may be served on any party anywhere in the world.
     13.5 Enforcement of Agreement
     Each party acknowledges and agrees that the other parties would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any Breach of this Agreement by a party could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which a party may be entitled, at law or in equity, said party shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent Breaches or threatened Breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.
     13.6 Waiver; Remedies Cumulative
     The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.
     13.7 Entire Agreement and Modification
     This Agreement supersedes all prior agreements, whether written or oral, between the parties with respect to its subject matter (including the letter of intent and any confidentiality agreement between Buyer and Seller) and constitutes (along with the Disclosure Schedule, Exhibits and other documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by the party to be charged with the amendment.

13.8	Disclosure Schedule
          (a) The information in the Disclosure Schedule constitutes (i) exceptions to particular representations, warranties, covenants and obligations of Seller and Members as set forth in this Agreement or (ii) descriptions or lists of assets and liabilities and other items referred to in this Agreement. If there is any inconsistency between the statements in this Agreement and those in the Disclosure Schedule (other than an exception expressly set forth as such in the Disclosure Schedule with respect to a specifically identified representation or warranty), the statements in this Agreement will control.
          (b) The statements in the Disclosure Schedule, and those in any supplement thereto, relate only to the provisions in the Section of this Agreement to which they expressly relate and not to any other provision in this Agreement.
     13.9 Assignments, Successors and No Third-Party Rights
     No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties, except that Buyer may assign any of its rights and delegate any of its obligations under this Agreement to any Subsidiary of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this Section 13.9.
     13.10 Severability
     If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.
     13.11 Construction
     The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Articles,” “Sections” and “Parts” refer to the corresponding Articles, Sections and Parts of this Agreement and the Disclosure Schedule.
     13.12 Time of Essence
     With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.
     13.13 Governing Law
     This Agreement will be governed by and construed under the laws of the State of Michigan without regard to conflicts-of-laws principles that would require the application of any other law.

13.14	Execution of Agreement
     This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.
     13.15 Member Obligations
     The liability of Seller, each Member, and each Principal hereunder shall be joint and several. Where in this Agreement provision is made for any action to be taken or not taken by Seller, Members and Principals jointly and severally undertake to cause Seller to take or not take such action, as the case may be.
     13.16 Representative of Seller and Members
          (a) Seller, each Member, and each Principal hereby constitutes and appoints Daniel Para as their representative (“Selling Parties Representative”) and their true and lawful attorney in fact, with full power and authority in each of their names and on behalf of each of them:
               (i) to act on behalf of each of them in the absolute discretion of the Selling Parties Representative, but only with respect to the following provisions of this Agreement, with the power to: (A) designate the accounts for payment of the Purchase Price pursuant to Section 2.7(b)(i); (B) act pursuant to Sections 2.8, 2.9, and 10.12 with respect to any Earn Out Amount, post closing adjustments, and working capital true-ups; (C) consent to the assignment of rights under this Agreement in accordance with Section 13.9; (D) give and receive notices pursuant to Section 13.3; (E) accept service of process pursuant to Section 13.4; and (G) act in connection with any matter as to which Seller, the Members, and Principals have obligations, or are Indemnified Persons, under Article 11; and
               (ii) in general, to do all things and to perform all acts, including executing and delivering all agreements, certificates, receipts, instructions and other instruments contemplated by or deemed advisable to effectuate the provisions of this Section 13.16.
          This appointment and grant of power and authority is coupled with an interest and is in consideration of the mutual covenants made herein and is irrevocable and shall not be terminated by any act of either of the Members or Seller or by operation of law, whether by the death or incapacity of any Member or by the occurrence of any other event. Each Member and Seller hereby consents to the taking of any and all actions and the making of any decisions required or permitted to be taken or made by the Selling Parties Representative pursuant to this Section 13.16. Each of the Members and Seller agree that the Selling Parties Representative shall have no obligation or liability to any Person for any action or omission taken or omitted by the Selling Parties Representative in good faith hereunder, and each of the Members shall, on a proportionate basis in accordance with his or her ownership interest in the Seller, indemnify and hold the Selling Parties Representative harmless from and against any and all loss, damage, expense or liability (including reasonable counsel fees and expenses) which the Selling Parties Representative may sustain as a result of any such action or omission by the Selling Parties Representative hereunder.

          (b) Buyer and Parent shall be entitled to rely upon any document or other paper delivered by the Selling Parties Representative in accordance with this Section 13.6 as (i) genuine and correct and (ii) having been duly signed or sent by the Selling Parties Representative, and Buyer and Parent shall not be liable to either of the Members or Seller for any action taken or omitted to be taken by Buyer or Parent in such reliance.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

EXPRESS-1 EXPEDITED SOLUTIONS, INC.		GERALD H. POST TRUST DATED OCTOBER 12, 2006

Signature:	/s/ Mark Patterson	Signature:	/s/ Gerald H. Post
Name:	Mark Patterson	Name:	Gerald H. Post
Title:	Chief Financial Officer	Title:	Trustee

CONCERT GROUP LOGISTICS, INC.		JOHN M. MUSOLINO REVOCABLE TRUST DATED JANUARY 9, 2003

Signature:	/s/ Mark Patterson	Signature:	/s/ John M. Musolino
Name:	Mark Patterson	Name:	John M. Musolino
Title:	Secretary	Title:	Trustee

CONCERT GROUP LOGISTICS, LLC		DAN PARA INVESTMENTS, LLC

Signature:	/s/ Daniel Para	Signature:	/s/ Daniel Para
Name:	Daniel Para	Name:	Daniel Para
Title:	Manager	Title:	President

/s/ Daniel Para

Daniel Para

/s/ Gerry Post

Gerry Post

/s/ Efrain Maldonado

Efrain Maldonado

/s/ John Musolino

John Musolino